EXHIBIT 2.1



                          STOCK PURCHASE AGREEMENT

                                by and among

                        AVTEL COMMUNICATIONS, INC.,

                       ENERGY TRACS ACQUISITION CORP.

                                    and

                            MATRIX TELECOM, INC.

                                                  August 31, 1999

                             TABLE OF CONTENTS

                                                                           Page

ARTICLE 1    PURCHASE AND SALE OF THE COMMON STOCK..........................1
             1.1.    Purchase of the Common Stock...........................1
             1.2.    Purchase Price.........................................1
             1.3.    Payment of Purchase Price..............................2
             1.4.    Purchase Price Adjustment..............................2

ARTICLE 2    CONDITIONS PRECEDENT TO THE CLOSING............................3
             2.1.    Conditions Precedent to the Buyer's Obligation.........3
             2.2.    Conditions Precedent to the Company's and the
                      Seller's Obligation...................................5

ARTICLE 3    CLOSING........................................................7
             3.1.    Time and Place of Closing..............................7
             3.2.    Deliveries of the Buyer................................7
             3.3.    Deliveries of the Company and the Seller...............7

ARTICLE 4    WARRANTIES AND REPRESENTATIONS OF THE SELLER...................8
             4.1.    Warranties and Representations of the Seller with
                       respect to the Seller................................8
                     4.1.1.     Title to Common Stock.......................8
                     4.1.2.     Due Authorization and Execution.............9
                     4.1.3.     Organization................................9
                     4.1.4.     Consents, Violations and Authorizations.....9
                     4.1.5.     Regulatory Compliance.......................9
             4.2.    Warranties and Representations of the Seller with
                       respect to the Company...............................10
                     4.2.1.     Organization and Standing...................10
                     4.2.2.     Capitalization..............................10
                     4.2.3.     Consents, Violations and Authorizations.....10
                     4.2.4.     Litigation and Compliance with Laws.........11
                     4.2.5.     Subsidiaries, Investments...................12
                     4.2.6.     Ownership and Use of Tangible Assets........12
                     4.2.7.     Patents, Trademarks, and Other
                                  Intellectual Property.....................13
                     4.2.8.     Financial Statements........................15
                     4.2.9.     Conduct Out of Ordinary Course..............15
                     4.2.10.    Taxes.......................................16
                     4.2.11.    Contracts and Other Agreements..............19
                     4.2.12.    Employee Benefit Matters....................20
                     4.2.13.    Labor Practices.............................22
                     4.2.14.    Brokers; Agents.............................22
                     4.2.15.    Permits and Licenses........................22
                     4.2.16.    Material Suppliers..........................23

                             TABLE OF CONTENTS
                                (continued)

                                                                           Page

                     4.2.17.    Insurance...................................23
                     4.2.18.    Environmental Matters.......................23
                     4.2.19.    Transactions with Related Parties...........25
                     4.2.20.    Accounts Receivable.........................25
                     4.2.21.    Banks.......................................25
                     4.2.22.    Conflicts of Interest.......................25
                     4.2.23.    Letters of Agency...........................26
                     4.2.24.    No Undisclosed Liabilities..................26
                     4.2.25.    Business Practices..........................26
                     4.2.26.    Year 2000...................................26
                     4.2.27.    Regulatory Compliance.......................27
                     4.2.28.    AvTel Stock Options.........................27
                     4.2.29.    Disclosure..................................27
             4.3.    Warranties Survive Closing.............................27

ARTICLE 5    WARRANTIES AND REPRESENTATIONS OF THE BUYER....................28
             5.1.    Warranties and Representations.........................28
                     5.1.1.     Due Authorization and Execution.............28
                     5.1.2.     Organization................................28
                     5.1.3.     Consents, Violations and Authorizations.....28
                     5.1.4.     Investment Representations..................29
                     5.1.5.     Brokers; Agents.............................29
                     5.1.6.     Financial Statements........................29
             5.2.    Warranties Survive Closing.............................29

ARTICLE 6    COVENANTS......................................................30
             6.1.    Covenants of the Seller with respect to Itself and
                       the Company..........................................30
                     6.1.1.     Access......................................30
                     6.1.2.     Records.....................................31
                     6.1.3.     Conduct of the Business of the Company......31
                     6.1.4.     Acquisition Proposals.......................33
                     6.1.5.     Notice of Proceedings.......................34
                     6.1.6.     Noncompetition and Nonsolicitation..........34
                     6.1.7.     AvTel Stock Options.........................36
                     6.1.8.     "Toll Free" Telephone Numbers...............36
                     6.1.9.     MCI WorldCom Inc............................36
                     6.1.10.    Matrix Communications Corporation...........36
             6.2.    Covenants of the Buyer.................................36
                     6.2.1.     Coast Indemnity.............................36
                     6.2.2.     Business Markets Customers..................37

                             TABLE OF CONTENTS
                                (continued)

                                                                           Page

                     6.2.3.     Field Force Plan............................37
             6.3.    Mutual Covenants.......................................37
                     6.3.1.     Cooperation.................................37
                     6.3.2.     Records.....................................37
                     6.3.3.     Regulatory Filings..........................37
                     6.3.4.     Contract Assignments........................38
                     6.3.5.     Reasonable Efforts..........................38
                     6.3.6.     Closing.....................................38

ARTICLE 7    DISCLOSURE SCHEDULE............................................39
             7.1.    General................................................39
             7.2.    Disclosure Schedule....................................39

ARTICLE 8    NON-DISCLOSURE.................................................39
             8.1.    Non-Disclosure of Confidential Information.............39
             8.2.    Exceptions.............................................39
             8.3.    Enforcement............................................40
             8.4.    Ratification of Non-Disclosure Agreement...............40

ARTICLE 9    INDEMNIFICATION................................................40
             9.1.    Indemnification of the Buyer...........................40
             9.2.    Indemnification of the Seller..........................40
             9.3.    Procedure Relative to Indemnification..................40
             9.4.    Limits on Indemnification Claims.......................41
                     9.4.1.     Basket......................................41
                     9.4.2.     Maximum Amount of Indemnification...........42
             9.5.    Sole Remedy; Termination...............................42

ARTICLE 10   TAX MATTERS....................................................42
             10.1.   Section 338 Election...................................42
             10.2.   Tax Indemnification....................................43
             10.3.   Preparation of Tax Returns; Payment of Taxes...........44
             10.4.   Tax Proceedings........................................45
             10.5.   Payment of Indemnification.............................45
             10.6.   Assistance and Cooperation.............................45
             10.7.   Tax Sharing Agreements.................................46
             10.8.   Transfer Taxes.........................................46
             10.9.   Survival of Obligations................................46
             10.10.  Tax Refund.............................................47
             10.11.  Provisions of this Article to Control..................47

                             TABLE OF CONTENTS
                                (continued)

                                                                           Page


ARTICLE 11   TERMINATION....................................................47
             11.1.   Termination............................................47
             11.2.   Effect of Termination..................................47

ARTICLE 12   MISCELLANEOUS..................................................48
             12.1.   Expenses...............................................48
             12.2.   Notices................................................48
             12.3.   Entire Agreement.......................................49
             12.4.   Assignment.............................................49
             12.5.   Binding Effect.........................................50
             12.6.   Section Headings.......................................50
             12.7.   Severability...........................................50
             12.8.   Applicable Law.........................................50
             12.9.   Counterparts...........................................50
             12.10.  Passage of Title.......................................50
             12.11.  Use of Terms...........................................50
             12.12.  Facsimile Copy.........................................50

                                  EXHIBITS


Exhibit 2.1(e) - Opinion of the Seller

Exhibit 6.1.6(b) - Nonsolicitation

Exhibit 6.3.4(i) - Assignment from the Company to the Seller

Exhibit 6.3.4(ii) - Assignment from the Seller to the Company

                          STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into this August 31, 1999, by and among AvTel Communications, Inc., a Delaware corporation (the "Seller"), Energy TRACS Acquisition Corp., a Delaware corporation (the "Buyer"), and Matrix Telecom, Inc., a Texas corporation (including its subsidiaries, the "Company").


                                 BACKGROUND

         WHEREAS, the Seller owns 100% of the outstanding common stock of the Company; and

         WHEREAS, the Buyer desires to acquire from the Seller and the Seller desires to sell to the Buyer, 100% of the common stock of the Company (the "Common Stock"), on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, the Buyer, the Seller and the Company, in consideration of the mutual promises hereinafter set forth, do hereby promise and agree as follows:


                                 ARTICLE 1
                   PURCHASE AND SALE OF THE COMMON STOCK

         1.1. Purchase of the Common Stock. Subject to the terms and conditions set forth in this Agreement, the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller at the Closing (as defined below), all of the Common Stock.

         1.2. Purchase Price. The Buyer shall pay or provide, as appropriate, to the Seller, as consideration for the Common Stock, the following (collectively, the "Purchase Price"):

                  (a) A credit in favor of the Seller (the "Credit") against amounts that become due after the date hereof for long distance wholesale traffic to be provided by the Company to the Seller (the "Long Distance Services") pursuant to a rebiller service contract between the Company and the Seller of even date herewith; provided, however, that the amount of the Credit will not exceed Seventy-Five Thousand Dollars ($75,000) per month for a period not to exceed twenty-six (26) months commencing with the Closing Date, not to exceed an aggregate of One Million Six Hundred Fifty Thousand Dollars ($1,650,000); and

                  (b) Fifty Dollars ($50) per each additional Internet service customer added to the Company's aggregate customer base, net of one-half of the customers lost from the date hereof, within six (6) months of the date hereof, up to an aggregate of One Million Dollars ($1,000,000) (the "ISP Payment").

         1.3. Payment of Purchase Price. On the later of (i) the Closing Date or (ii) the seven- month anniversary of the date hereof, the Buyer shall pay to the Seller the ISP Payment portion of the Purchase Price by wire transfer of immediately available funds and pursuant to the wire transfer instructions set forth on Schedule 1.3.

         1.4.     Purchase Price Adjustment.

                  (a) Within thirty (30) days following the date hereof, the Seller shall prepare, in accordance with generally accepted accounting principles consistently applied ("GAAP") except as set forth on Schedule 4.2.8(ii), a balance sheet of the Company as of the date hereof (the "Execution Date Balance Sheet"), together with a detailed analysis of each balance sheet item, and including a computation of stockholder's equity net of (i) the intercompany receivables identified in Section 2.1(g) and (ii) the tax refund identified in Section 10.10, as of the date hereof (the "Stockholder's Equity"), and provide a copy thereof to the Buyer.

                  (b) The Buyer shall have the right to review the books and records of the Company for a period of sixty (60) days after receiving the Execution Date Balance Sheet to verify and confirm the accuracy thereof. If, after such review, the Buyer agrees with the Execution Date Balance Sheet, the Buyer shall promptly (and in any event within sixty (60) days after receiving the Execution Date Balance Sheet) notify the Seller of its agreement. If, after such review, the Buyer objects to the Execution Date Balance Sheet, the Buyer shall promptly (and in any event within sixty
(60) days after receiving the Execution Date Balance Sheet) provide the Seller with a detailed statement indicating the basis for its objections, and the Buyer and the Seller shall meet and confer in an effort to resolve such disagreement in good faith.

                  (c) In the event that the Buyer and the Seller are unable to resolve a disagreement with respect to the Execution Date Balance Sheet within sixty (60) days following the date of the Buyer's objection (or such longer period as the Buyer and the Seller may agree), the Stockholder's Equity shall be determined by an independent firm of certified public accountants (the "Accountants") as the Seller and the Buyer may agree. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party, and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants of the Stockholder's Equity, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) the fees of the Accountants for such determination shall be paid equally by the parties.

                  (d) Within five (5) days after the determination of the Stockholder's Equity pursuant to either the agreement of the parties or the determination of the Accountants, the parties shall calculate the amount, if any, by which the Stockholder's Equity is a larger negative number than negative $4,356,078 (the "Purchase Price Reduction") or the amount, if any, by which the Stockholder's Equity is a smaller negative number than negative $4,356,078 (the

"Purchase Price Increase"). The aggregate amount of the Credit (but not the monthly limit thereon) that may be taken by the Seller against the costs of the Long Distance Services shall be reduced by the amount of the Purchase Price Reduction, with any residual amount due paid by the Seller to the Buyer by wire transfer of immediately available funds and pursuant to the wire transfer instructions set forth on Schedule 1.3. The aggregate amount of the Credit (but not the monthly limit thereon) that may be taken by the Seller against the costs of the Long Distance Services shall be increased by the amount of the Purchase Price Increase.


                                 ARTICLE 2
                    CONDITIONS PRECEDENT TO THE CLOSING

         2.1. Conditions Precedent to the Buyer's Obligation. The obligation of the Buyer to consummate the transactions contemplated herein is subject to the satisfaction as of the Closing of each of the following conditions:

                  (a) Except with regard to events that result from the actions of any person or entity other than the Seller after the date hereof, each of the representations and warranties of the Seller and the representations and warranties of the Company made in this Agreement and the statements contained in the Disclosure Schedule (as defined below) and exhibits thereto shall be complete and correct in all material respects on and as of the date hereof and on and as of the Closing Date; the Company and the Seller shall have performed in all material respects the respective covenants, agreements or obligations of the Company and the Seller contained in this Agreement required to be performed on or prior to the Closing Date; and the Seller shall have delivered to the Buyer a certificate dated as of the Closing Date and signed by an authorized officer of the Seller confirming the foregoing in a form reasonably satisfactory to the Buyer.

                  (b) The Seller (or its ultimate parent entity) shall have filed, if required by law, proper pre-merger notification forms with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and the waiting period following the filing of proper pre-merger notification forms by the Buyer (or its ultimate parent entity) and the Seller (or its ultimate parent entity) shall have expired, whether pursuant to early termination or by passage of time.

                  (c) All consents, licenses, permits, authorizations or approvals from, filings with and notifications to any federal, state, local or other governmental or regulatory body required to be made or obtained by the Company and the Seller in connection with the consummation of the transactions contemplated by this Agreement or necessary to operate the Company shall have been made or obtained including, without limitation, requirements under the HSR Act, and of the Federal Communications Commission (the "FCC") or any state public utility commission ("PUC"). All approvals, consents and waivers of third parties required to be obtained by the Company and the Seller shall have been obtained. None of the approvals, consents, permits, licenses, certificates, and authorizations given by any state or local regulatory authority to provide the telecommunications services currently provided by the Company and to conduct its business as it is currently conducted (the "PUC Authorizations") and none of the Company's approvals, consents, permits, licenses, certificates, and authorizations given by the FCC or similar federal governmental agency to provide the telecommunications services currently provided by the Company and to conduct its business as it is currently conducted (the "FCC Authorizations") shall have been modified, amended, or otherwise altered, and each shall remain legal, valid, binding, and in full force and effect.

                  (d) No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Closing Date which restrains or prohibits the consummation of the transactions contemplated by this Agreement nor shall any action, suit or proceeding requesting such an injunction or order have been commenced or threatened in writing by a party other than the Buyer.

                  (e) The Buyer shall have received from Seed, Mackall & Cole, LLP, counsel for the Seller and the Company, an opinion, dated the Closing Date, substantially in the form set forth as Exhibit 2.1(e).

                  (f) Except with regard to events that result from the actions of any person or entity other than the Seller after the date hereof, the Company shall not have suffered or incurred the loss, termination, suspension or adverse modification to, or been threatened with any such loss, termination suspension or adverse modification to, any contract, certificate, license or permit necessary or required for the Company to continue, both before and after the Closing Date, to operate and conduct its business in the manner, and in the geographic areas, currently conducted by it as of the date of this Agreement, except such as would not have a Material Adverse Effect (as defined below).

                  (g) All intercompany receivables have been eliminated.

                  (h) The Company and the Seller shall have delivered to the Buyer the documents, certificates, agreements and instruments required under Section 3.3, each in a form reasonably acceptable to Buyer.

                  (i) The Seller and the Company shall have delivered all customer letters of agency ("LOAs"), carrier selection authorizations ("PIC Change Authorization") and third party verifications ("TPV") of the Company since 1996 in their possession to the Buyer.

                  (j) The Seller and the Company shall have delivered all Tax Returns (as defined below) of the Company since 1992 to the Buyer, including all work papers and backup used to prepare and support such Tax Returns.

                  (k) The Buyer shall have entered into a reasonably acceptable arrangement with Sprint Communications Company L.P. within thirty (30) days of the date hereof that addresses the outstanding balances due as of this date and future rates for long distance telephone services.

                  In the event that any of the foregoing conditions to the Closing shall not have been satisfied prior to one (1) year from the date hereof, the Buyer may elect to (i) terminate this Agreement without liability to the Buyer, the Company or the Seller, provided that any such termination shall be without prejudice to any claims by the Buyer for intentional breach of this Agreement by the Company or the Seller or (ii) waive all such unsatisfied conditions and consummate the transactions contemplated herein despite such failure.

         2.2. Conditions Precedent to the Company's and the Seller's Obligation. The obligation of the Company and the Seller to consummate the transactions contemplated herein is subject to the satisfaction as of the Closing of each of the following conditions:

                  (a) Each of the representations and warranties of the Buyer made in this Agreement shall be complete and correct in all material respects as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date; the Buyer shall have performed in all material respects the covenants, agreements and obligations of the Buyer contained in this Agreement required to be performed on or prior to the Closing; and the Buyer shall have delivered to the Seller a certificate dated as of the Closing Date and signed by an authorized officer of the Buyer confirming the foregoing in a form reasonably satisfactory to the Seller.

                  (b) The Buyer shall have caused its ultimate parent entity to file, if required by law, proper pre-merger notification forms with the FTC and the DOJ under the HSR Act, and the waiting period following the filing of proper pre-merger notification forms by the Buyer and the Seller (or its ultimate parent entity) shall have expired, whether pursuant to early termination or by passage of time.

                  (c) All consents, licenses, permits, authorizations, approvals from, filings with and notifications to any federal, state, local or other governmental or regulatory body required to be made or obtained by the Buyer in connection with the consummation of the transactions contemplated by this Agreement shall have been made or obtained including, without limitation, requirements under the HSR Act, and of the FCC or any PUC. All approvals, consents and waivers of third parties required to be obtained by the Buyer in connection with the consummation of such transactions shall have been obtained.

                  (d) No injunction or order of any court or administrative agency of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the consummation of the transactions contemplated under this Agreement nor shall any action, suit or proceeding requesting such an injunction or order have been commenced by a party other than the Seller or the Company.

                  (e) The stockholders of the Seller shall have approved this Agreement and the transactions contemplated hereby in accordance with the Delaware General Corporation Law (the "DGCL") and Regulation 14A or Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended. In the event that such approval is by the written consent of stockholders, the Seller shall have been permitted by the Securities and Exchange Commission to provide non-consenting stockholders with an Information Statement on
Schedule 14C at least twenty (20) days prior to the Closing. All costs associated with this Section 2.2(e) shall be borne by the Seller.

                  (f) The Seller shall have received on or prior to the Closing Date a full release from Coast Business Credit, a division of Southern Pacific Bank, a California corporation ("Coast"), of those obligations of the Seller to Coast under the Loan and Security Agreement, dated as of September 30, 1998, between the Seller, the Company and Coast (the "Coast Loan Agreement") which are secured by assets of the Seller and the Company.

                  (g) The Buyer shall have delivered to the Seller the documents, certificates, agreements and instruments required under Section 3.2, each in a form reasonably acceptable to the Seller.

                  (h) The Seller shall have received from Riordan & McKinzie, counsel for the Buyer, an opinion, dated the Closing Date, in a form reasonably satisfactory to the Seller.

                  In the event that any of the foregoing conditions to the Closing shall not have been satisfied prior to one (1) year from the date hereof, the Seller may elect to (i) terminate this Agreement without liability to the Seller, the Company or the Buyer, provided that any such termination shall be without prejudice to any claims by the Company or the Seller for intentional breach of this Agreement by the Buyer or (ii) waive any such unsatisfied conditions and consummate the transactions contemplated herein despite such failure.


                                 ARTICLE 3
                                  CLOSING

         3.1. Time and Place of Closing. The closing of the purchase and sale contemplated herein (the "Closing") shall be held at the offices of Riordan & McKinzie, 695 Town Center Drive, Suite 1500, Costa Mesa, California, at 10:00 a.m. (Los Angeles time), on the fifth (5th) business day following the date on which all the conditions precedent to the Closing set forth in Article 2 have been satisfied or waived, or at such other time or place as the Seller and the Buyer shall mutually agree, provided, that on that day, there shall not be in effect any injunction, temporary restraining order, or other order of a court or governmental or regulatory authority of competent jurisdiction directing that the purchase and sale of the Common Stock pursuant to this Agreement not be consummated. If such an injunction or order is in effect on that day, the Closing shall take place as soon as practicable after it is no longer in effect. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date."

         3.2. Deliveries of the Buyer. At the Closing, the Buyer shall deliver to the Seller the following:

                  (a) The payment of the Purchase Price in the manner specified in Section 1.3.

                  (b) A certificate from the Secretary of the Buyer, in a form reasonably satisfactory to the Seller and its counsel, setting forth the resolutions of the Board of Directors of the Buyer authorizing the execution of this Agreement and all agreements, documents and instruments to be executed and delivered by the Buyer in connection herewith (the "Buyer Ancillary Documents") and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein or therein.

                  (c) The certificate of the Buyer required to be delivered pursuant to Section 2.2(a).

                  (d) Copies of the consents, approvals and other documentation required pursuant to Section 2.2(c).

         3.3. Deliveries of the Company and the Seller. At the Closing, the Company and the Seller shall deliver to the Buyer the following:

                  (a) Certificates representing the Common Stock, duly endorsed in blank or accompanied by an assignment duly executed in blank by the Seller.

                  (b) The certificate of the Company and the Seller required to be delivered pursuant to Section 2.1(a).

                  (c) Resignations of all of the officers and directors of the Company and each person who is a trustee, custodian, or authorized signatory under any employee benefit plan, bank account, depository account or safe deposit box of the Company, effective as of the Closing.

                  (d) Constructive possession of the complete books and records relating to the business of the Company including, without limitation, minute books, stock ledgers, all keys or articles required for access thereto and the combinations for all safes, vaults and other places of safekeeping or storage of the Company.

                  (e) A certificate of the Secretary of the Company, in a form reasonably satisfactory to the Buyer and its counsel, setting forth the resolutions of the Board of Directors of the Company authorizing the execution of this Agreement and all agreements, documents and instruments to be executed and delivered by the Company or the Seller hereunder (collectively, the "Seller Ancillary Documents") and the taking by the Company of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein or therein.

                  (f) Copies of the consents, approvals and other documentation required pursuant to Section 2.1(c).

                  (g) The Disclosure Schedule, pursuant to Article 7.

                  (h) Such other documents or instruments as the Buyer may reasonably request.


                                 ARTICLE 4
                WARRANTIES AND REPRESENTATIONS OF THE SELLER

         4.1. Warranties and Representations of the Seller with respect to the Seller. The Seller hereby warrants and represents to the Buyer, which warranties and representations shall survive the Closing for the period set forth in Section 4.3, that, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"), which exceptions shall specify the Sections to which they relate and be in reasonable detail, the following statements are true on and as of the date hereof and will be true on and as of the Closing Date with respect to the Seller:

                  4.1.1. Title to Common Stock. The Seller is the record owner of and has good, valid and marketable (except due to applicable federal and state law) title to the Common Stock free and clear of any and all claims, liens, pledges, options, charges, security interests, restrictions (except due to applicable federal and state law), encumbrances or other rights of third parties of any kind or nature whatsoever affecting its ability to transfer such Common Stock to the Buyer.

                  4.1.2. Due Authorization and Execution. The Seller has the necessary corporate power and authority to enter into this Agreement and the Seller Ancillary Documents and to consummate the transactions contemplated hereby and thereby. The Board of Directors of the Seller has duly authorized and approved the execution and delivery of this Agreement and the Seller Ancillary Documents and the consummation of the transactions contemplated hereby and thereby. No other corporate proceedings are necessary to authorize this Agreement and the Seller Ancillary Documents and the consummation of such transactions, except that the consummation of the transactions contemplated by this Agreement require the approval of the stockholders of the Seller pursuant to the DGCL. This Agreement has been duly and validly executed and delivered by the Seller and, assuming due execution and delivery by the Buyer, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally or (b) equitable principles (whether considered in an action at law or in equity).

                  4.1.3. Organization. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and assets and carry on its business as now conducted.

                  4.1.4. Consents, Violations and Authorizations. Except as set forth on Schedule 4.1.4, the Seller is not party to or bound by any lien, lease, permit, concession, franchise, license, instrument, mortgage, indenture or other agreement, or any judgment, order, decree, statute, law, ordinance, rule or regulation of any court or governmental entity applicable to it which would require it to obtain the authorization, consent or approval of another (including the authorization, consent or approval of governmental authorities) to the execution of this Agreement, the Seller Ancillary Documents or the transactions contemplated hereby or thereby. Neither the execution and delivery of this Agreement or the Seller Ancillary Documents nor the consummation of the transactions contemplated hereby or thereby shall violate any provision of the Certificate of Incorporation or Bylaws of the Seller.

                  4.1.5. Regulatory Compliance. The Seller (i) is operating in compliance in all material respects with all applicable federal and state tariffs, laws, regulations and orders relating to the telecommunications industry and (ii) has not received notice of any violations of any tariffs or of laws, regulations and orders from any governmental entity having authority to enforce such tariffs, laws, regulations and orders, including but not limited to, (a) the Communications Act of 1934, as amended by the Telecommunications Act of 1996 and (b) the Telephone Consumer Protection Act of 1991. The Seller has no PUC Authorizations or FCC Authorizations.

         4.2. Warranties and Representations of the Seller with respect to the Company. The Seller hereby warrants and represents to the Buyer, which warranties and representations shall survive the Closing for the period set forth in Section 4.3, that, except as set forth in the Disclosure Schedule, which exceptions shall specify the Sections to which they relate and be in reasonable detail, the following statements are true on and as of the date hereof with respect to the Company:

                  4.2.1. Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas. The Company has the corporate power and authority to own or lease its properties and to carry on all business activities which it now conducts. The Company is duly qualified and is in good standing in each state and jurisdiction where such qualification is necessary or required for the Company to conduct its business and offer communications services, except for any state or jurisdiction where the failure to be so qualified and in good standing could not reasonably be expected to have a "material adverse effect." For the purposes of this Agreement, a "Material Adverse Effect" shall mean any material adverse effect on the financial condition, prospects, results of operations, properties, assets or liabilities (absolute, accrued, contingent or otherwise) of the business of the Company as currently conducted or of the Company and its subsidiaries. Schedule 4.2.1 contains a complete and correct list of all states in which the Company is qualified to do business as a foreign corporation. The minutes of the meetings of the Board of Directors of the Company and its shareholders (complete and correct copies of which have been provided to the Buyer) are complete and correct in all material respects. The Articles of Incorporation and Bylaws of the Company (complete and correct copies of which have been provided to the Buyer) are complete and correct and are in full force and effect without amendment or modification.

                  4.2.2. Capitalization. Schedule 4.2.2 sets forth the capitalization of the Company. All of the issued and outstanding Common Stock (or other equity interests) of the Company are owned beneficially and of record as set forth on Schedule 4.2.2. All of the Common Stock is duly authorized, validly issued and outstanding, fully paid and nonassessable.

The Common Stock has not been issued in violation of, and is not subject to, any preemptive or subscription rights. There are no outstanding warrants, options, puts, agreements, subscriptions, convertible or exchangeable securities or other commitments or rights pursuant to which the Company is or may become obligated to issue, sell, purchase, return or redeem any of its securities. All of the Common Stock has been issued in compliance with all applicable federal and state securities laws or in accordance with exemptions therefrom, except where the failure to so comply would not have a Material Adverse Effect.

                  4.2.3. Consents, Violations and Authorizations. Except as set forth on Schedule 4.2.3, the Company is not a party to or bound by any contract, encumbrance, lease, permit, concession, franchise, license, instrument, mortgage, indenture or other agreement or any judgment, order, decree, statute, law, ordinance, rule or regulation of any court or governmental entity applicable to it which would require it to obtain the authorization, consent or approval of another (including the authorization, consent or approval of governmental authorities) to the execution of this Agreement and the Seller Ancillary Documents or the transactions contemplated hereby or thereby. Neither the execution and delivery of this Agreement or the Seller Ancillary Documents, nor the consummation of the transactions contemplated hereby or thereby shall (a) violate any provision of the Articles of Incorporation or Bylaws of the Company or (b) conflict with, or result (immediately or upon the giving of notice or the passage of time or both) in any violation of or default under, or give rise to a right of modification, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any claims, liens, pledges, options, charges, easements, security interests, deeds of trust, mortgages, rights of way, easements, encumbrances or rights of third parties of any kind or nature whatsoever (collectively, an "Encumbrance") upon the Company or its assets under any contract, lease, permit, concession, franchise, license, instrument, mortgage, indenture or other agreement which the Company is party to, beneficiary of, or bound by, or result in the violation or creation of any Encumbrance upon the Company or its assets under any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company. None of the execution, delivery or performance of this Agreement or any of the Seller Ancillary Documents, or the consummation of the transactions contemplated hereby or thereby requires any filing with or the consent or approval of any third party, including but not limited to any governmental body or entity other than (a) compliance with applicable securities laws, (b) applications to the FCC and the state utility regulatory commissions in states in which the Company offers services (such commissions together with the FCC constitute a "Commission" or the "Commissions"), (c) notifications to the FTC and the DOJ under the HSR Act, and (d) approval of the Seller's stockholders.

                  4.2.4. Litigation and Compliance with Laws. Except as set forth on Schedule 4.2.4, there is no claim, suit, action, investigation, litigation, complaint proceeding (including, without limitation, arbitral proceedings) or other legal or administrative proceeding pending or, to the best knowledge of the Company and the Seller, threatened against the Company and there are no complaints or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or, to the best knowledge of the Company and the Seller, threatened against, relating to or affecting, the Company. There is no judgment, order, writ, garnishment, levy, injunction, decree or award

(whether issued by a court, an arbitrator, a governmental body or agency thereof or otherwise) to which the Company is party, or involving the properties, assets or business of the Company, which is unsatisfied or which requires continuing compliance therewith by the Company. During the past five (5) years, there has not been nor is there now pending, any claim(s) against any person in his or her capacity as either a director or officer of the Company. The Company has complied with all existing foreign and domestic laws, statutes, ordinances, codes, rules, regulations, judgments, orders, writs or decrees of any federal, state, local or foreign court or governmental or regulatory body or agency thereof (collectively, "Laws") now applicable to its business, as presently conducted, including, without limitation, (a) all environmental laws, and (b) all provisions of Laws relating to labor relations, equal employment practices, fair employment practices, entitlement, prohibited discrimination, terms and conditions of employment, wages and hours, or other similar employment practices or acts, except where the failure to comply with any such Laws would not have a Material Adverse Effect. Neither the Seller nor the Company has received any written notice that the Company has not complied in all material respects with all applicable Laws to which the Company may be subject or which are applicable to the operations, businesses or assets of the Company.

                  4.2.5. Subsidiaries, Investments. Except as set forth on
Schedule 4.2.5, the Company has no subsidiaries and does not own, directly or indirectly, any stock, partnership interest, joint venture interest or other security, investment or interest in any other corporation, organization or entity. Schedule 4.2.5 sets forth the state of incorporation, foreign qualification and capital structure of each subsidiary.

                  4.2.6.     Ownership and Use of Tangible Assets.

                             (a)    The Company has good title to or a valid
leasehold interest in all tangible personal property and assets which are material to the operation of the Company as currently conducted free and clear of all Encumbrances except those which would not have a Material Adverse Effect on the Company's ability to use or enjoy beneficial ownership of the personal property or assets. Such tangible personal property and assets are set forth on Schedule 4.2.6(a).

                             (b) The Company does not own any real property.
Schedule 4.2.6(b) contains a complete list and description of all real property leased by the Company or used by the Company in its operations (collectively, the "Leased Real Property"), in each case indicating the entity leasing or using such property and the persons or entities from whom such property is being leased. The Leased Real Property constitutes all of the real property interests leased or used in the operations of the Company as currently conducted. With respect to all of the Leased Real Property, the Company has good and valid leasehold title thereto free and clear of all Encumbrances. The structures, plants, improvements, systems (including, without limitation, heating, ventilation, air conditioning, electrical, plumbing, fire sprinkler, lighting, elevator and other mechanical systems) and fixtures located in or about the Leased Real Property have been maintained in accordance with reasonable maintenance standards generally followed in the industry. All other assets and property used in the business of the Company, and all assets and property reflected in the balance sheet of the Company dated

May 31, 1999 (the "Interim Balance Sheet") or acquired after the date of the Interim Balance Sheet (other than assets or property sold or otherwise disposed of by the Company in the ordinary course of its business subsequent to such date) are in each case free and clear of all Encumbrances. The buildings, machinery and equipment of the Company are in good and serviceable condition, reasonable wear and tear excepted. The Leased Real Property is being used by the Company in compliance with the terms of its applicable lease or occupancy agreement.

                             (c) All tangible personal property of the
Company which is material to the Company's operations has been maintained in accordance with reasonable maintenance standards generally followed in the industry and is physically located at or about the places of business of the Company. None of such tangible personal property is subject to any agreement, arrangement or understanding for its use by any person other than the Company, the presence of which would have a Material Adverse Effect.

                             (d)    Schedule 4.2.6(d) sets forth a complete and
correct list of all tangible personal property leases to which the Company is a party which involve annual lease payments of more than $3,000. Each such lease is in full force and effect against the Company. All lease payments due to date on any such lease have been paid, and the Company is not in default under any such lease. There are no disputes or disagreements between the Company, on the one hand, and any other party with respect to any such lease.

                             (e) Schedule 4.2.6(e) sets forth a complete
and correct list of all "toll free" telephone numbers used in connection with the business of the Company.

                  4.2.7.     Patents, Trademarks, and Other Intellectual
Property.

                             (a)    Intellectual Properties.  Except for
Third-Party Software (as defined below) and license agreements included in shrink-wrapped software packages ("Shrink- Wrapped Licenses"), Schedule 4.2.7(a) contains a list of all issued patents, registered and unregistered trademarks, trade names and/or copyrights which are owned or used in the operation of the Company's business by the Company and all applications therefor in which the Company has an interest (collectively, the "Intellectual Properties"). The Company has the sole right to use the Intellectual Properties as they are currently being used by the Company, free and clear of all Encumbrances, except for the Third-Party Software (as defined below) and as set forth on Schedule 4.2.7(a). No claims have been asserted or threatened in writing by any person challenging the Company's ownership or use of any of the Intellectual Properties which if successful, would have a Material Adverse Effect. The conduct of the Company's business does not infringe or otherwise violate the intellectual property rights of others. To the best of the Company's and the Seller's knowledge, none of the Intellectual
Properties is being infringed by others. Each of the Intellectual
Properties is fully valid, subsisting, and enforceable, and there are no restrictions and/or limitations on the transfer of any of the Intellectual Properties as contemplated by this Agreement. The Company does not license intellectual property from any third party, except for Third-Party Software and Shrink-Wrapped Licenses.

                             (b)    Company Software Products.  The computer
software owned or developed by the Company (the "Company Software Products") is not licensed or sold by the Company.

                             (c)    Third-Party Software.  Schedule 4.2.7(c)
contains a list of all computer software licensed to the Company (the "Third-Party Software") under which any rights to use or distribute Third-Party Software have been granted to the Company other than Shrink-Wrapped Licenses. All such license agreements are enforceable in accordance with their terms against the licensors (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto). Schedule 4.2.7(c) also sets forth the amount of royalties payable, if any, by the Company with respect to such Third-Party Software. All such royalties have been paid by the Company when and as due and there are no royalty payments outstanding.

                             (d)    Source Code Escrow.  The Company has not
delivered source code for any Company Software Product to be held in escrow.

                             (e)    Disclosures.

                                    (i)     The Company has the right to
possess, use and modify all Company Software Products and to use Third-Party Software products in all jurisdictions in which any Company Software Product
(or such Third-Party Software) is in use. The Company does not manufacture, reproduce (except for internal use), license or sell the Company Software Products. The Company has neither done anything nor, with respect to the United States, permitted anything to be done to cause such rights to be owned or possessed by any third party. The Company has not received nor is otherwise aware of any claim that any Company Software Product or any Third-Party Software infringes the rights of others.

                                    (ii)    There is no pending claim or
litigation and to the best of the Company's and the Seller's knowledge, there is no threatened claim or litigation contesting the right to use, sell, license or dispose of any Company Software Product nor, to the best of the Company's and the Seller's knowledge, is there any fact or alleged fact which would reasonably serve as a basis for any such claim.

                                   (iii)   The Company is in material compliance
with the terms and conditions of all license agreements governing the use and distribution of Third-Party Software.

                                    (iv)    All Third-Party Software used by
the Company for its internal business operations (including product development and testing) is licensed for use only on computer equipment located at the Company's sites or on computers under control of the Company's employees.

                                    (v)     The Company has taken commercially
reasonable steps to safeguard and maintain the secrecy and confidentiality of all trade secrets and proprietary or confidential business and technical information included in the Intellectual Property Rights.

                                    (vi)    All documents and materials
containing trade secrets or proprietary or confidential business or technical information of the Company (including without limitation unpublished source code for the Company Software Products) are presently located at one of the premises identified as Leased Real Property on Schedule 4.2.6(b) and, to the best of the Company's and the Seller's knowledge, have not been used, divulged or appropriated for the benefit of any person other than the Company, or to the detriment of the Company.

                  4.2.8. Financial Statements. Schedule 4.2.8(i) contains complete and correct copies of the consolidated financial statements of the Company for the fiscal periods ended December 31, 1997 and December 31, 1998 (the "Historical Financial Statements") and the balance sheet and statement of operations of the Company at and for the period ended May 31, 1999 (the "Interim Financial Statements" and, collectively with the Historical Financial Statements, the "Financial Statements"). The Financial Statements are prepared in accordance with the books and records of the Company. Except as set forth on Schedule 4.2.8(ii), the balance sheet contained in the Interim Financial Statements is complete and correct, was prepared in accordance with GAAP, was consistently prepared and fairly presents the financial condition of the Company on such date. The Historical Financial Statements were consolidated into the audited consolidated financial statements of the Seller, which financial statements were prepared in accordance with GAAP. There has been no material adverse change in the capitalization, assets or liabilities of the Company since the date of the Interim Financial Statements, other than changes in the ordinary course of business consistent with past practice and changes for which the Purchase Price has been adjusted pursuant to Section 1.4.

                  4.2.9. Conduct Out of Ordinary Course. Except as set forth on Schedule 4.2.9, the Company has, since the date of the Interim Balance Sheet, conducted its business in the normal and ordinary course and has not since such date: (i) other than in the ordinary course of business, mortgaged, pledged or subjected to, or agreed to mortgage, pledge or subject to, any lien, any of the assets or business of the Company, except as contemplated in this Agreement, (ii) sold, transferred, leased to others or otherwise disposed of or agreed to sell, transfer, lease or otherwise dispose of any of the assets of the Company having an aggregate value of more than $10,000; (iii) suffered any damage, destruction or loss (whether or not covered by insurance) which would have a Material Adverse Effect;
(iv) other than in the ordinary course of business, borrowed, or agreed to borrow, funds in excess of $10,000; (v) directly or indirectly paid, or agreed to pay, any severance or termination pay to any employee or otherwise granted any general or specific increase in the salary, commission rate or other compensation payable to any employee, director, independent contractor, governor or officer which was not accrued at such date; (vi) issued, or agreed to issue, any securities of the Company; (vii) declared, paid, made or agreed to declare, pay or make any dividends, distributions, redemptions, equity repurchases or other transactions with respect to any securities of the Company; (viii) had any change in its accounting principles, methods or practices or any change in its depreciation or amortization policies or rates or any change in any assumption underlying or methods of calculating any bad debt, contingency or other reserves related to the business of the Company;
(ix) had any change in the relationship or course of dealing with any of its suppliers, customers, distributors, lenders or creditors that has had or could reasonably be expected to have a Material Adverse Effect; (x) had any labor disputes or disturbances, other than grievances, or attempts to organize the employees of the Company for the purpose of collective bargaining, which have had or could reasonably be expected to have a Material Adverse Effect; (xi) amended or terminated any contract, permit or other agreement related to its assets or business, or by which it or any of its assets or properties used or useable in connection with its business is subject, except as expressly required by this Agreement provided that the Company may have amended or terminated any contracts, permits or other agreements which have a value in the aggregate of less than $10,000; (xii) cancelled any indebtedness or waived or released any right or claim of the Company related in any way to the Company's business with an aggregate value in excess of $10,000; (xiii) made any capital expenditure or incurred any obligation to make any capital expenditure in connection with the conduct of the Company's business in excess of an aggregate of $10,000 or other than in the ordinary course consistent with past practices; (xiv) failed to pay or satisfy when due any material obligation of the Company, except where such failure would not have a Material Adverse Effect on the Company; (xv) assigned, sold or transferred any of its Intellectual Properties or other intangible assets; (xvi) satisfied or discharged any material lien or paid any material obligation or liability, other than obligations or liabilities incurred in the ordinary course of business, an obligation or liability included in the Interim Balance Sheet, current liabilities incurred since such date in the ordinary course of business, liabilities incurred in carrying out the transactions contemplated by this Agreement and obligations and liabilities under, and pursuant to the terms of, the contracts and agreements listed in the Disclosure Schedule; (xvii) made any loan to any person or entity other than loans to its employees; or (xviii) had any other change or taken any other action not in the ordinary course of business which has had or could reasonably be expected to have a Material Adverse Effect.

                  4.2.10.    Taxes.

                             (a)    Definitions.  For purposes of this Section
4.2.10, the following terms shall have the following meanings:

                                    The terms "Tax" and "Taxes" shall mean and
include any and all United States, state, local, foreign income, alternative, minimum, acc`umulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, utility, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended (the "Code"), real property, personal property, escheat, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers' compensation, withholding, or other taxes, assessments, surcharges, social security obligations, deficiencies, fees, customs duties or other governmental charges from time to time imposed by or required to be paid to any governmental authority or quasi-governmental authority in support of statutory or regulatory programs (including penalties and additions to tax thereon, penalties for failure to file a return or report, and interest on any of the foregoing).

                                    The term "Tax Return" shall mean and
include any return, declaration, report, claim for refund, or information return or statement filed relating to Taxes, including any schedule or attachment thereto, and any amendment thereof.

                             (b)    Warranties and Representations.  Except as
set forth on Schedule 4.2.10(b):

                                    (i)     All Tax Returns which the Company
was required to file or in which the Company was required to have been included for any period ending on or before the Closing Date (including, without limitation, sales, payroll, employee withholding, social security and unemployment Tax Returns) have been, or will be, filed when due and when filed were or will be complete and correct in all material respects.

                                    (ii)    All Taxes due and owing by the
Company (whether or not shown on any Tax Return) have been paid and any Taxes that become due and owing by the Company before the Closing Date (whether or not shown on any Tax Return) will be paid, other than Taxes which are not delinquent and subject to a late payment penalty.

                                    (iii)   All Taxes that the Company is
required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company.

                                    (iv)    There are no liens on any of the
assets of the Company as a result of any Tax liabilities except for Taxes not yet due and payable.

                                    (v)     There is no claim or issue (other
than a claim or issue that has been finally settled) concerning any liability for Taxes of the Company pending or threatened by any taxing authority.

                                    (vi)    There are no agreements or
applications by the Company for an extension of time for the assessment or payment of any Taxes or for the filing of any Tax Return, or waivers of a statute of limitations by the Company in respect of Taxes.

                                    (vii)   There are no Tax sharing, Tax
indemnity or Tax allocation agreements or other similar arrangements with respect to or involving the Company.

                                    (viii)  The Company is taxed as a
corporation for federal, state and local income tax purposes.

                                    (ix)    The Company is not a party to any
agreement, contract, other arrangement that would result, separately or in the aggregate, in the requirement to pay any "excess parachute payment" within the meaning of Section 280G of the Code which will be in effect following the Closing.

                                    (x)     No Tax assessment or deficiency
which has not been paid has been made or proposed against the Company, nor are any of the Tax Returns now being or, to the best knowledge of the Company and the Seller, threatened to be examined or audited, and no consents waiving or extending any applicable statutes of limitations for the Tax Returns, or any Taxes required to be paid thereunder, have been filed. The Company shall promptly notify the Seller of any notice of pending action or proceeding involving Taxes relating to the Seller between the date of this Agreement and the Closing Date. All Tax deficiencies determined as a result of any past completed audit have been satisfied. The Seller has delivered to the Buyer complete and correct copies of all audit reports and statements of deficiencies with respect to any tax assessed against or agreed to by the Company for the three (3) most recent taxable periods for which such audit reports and statements of deficiencies have been received by the Company.

                                    (xi)    To the best knowledge of the Company
and the Seller, there is no proposal for increasing the assessed value of any of the Company's properties for tax purposes, and there are no pending proceedings or public improvements which would result in the levy of any special tax or assessment against any of the Company's properties.

                                    (xii)   The Company has delivered to the
Buyer complete and correct copies of all state, local and foreign income or franchise Tax Returns filed by the Company for the three most recent taxable years for which such Tax Returns have been filed immediately preceding the date of this Agreement. Other than with respect to Taxes shown on Tax Returns described in this subsection, the Company is not subject to any Tax imposed on net income in any jurisdiction or by any Taxing Authority.

                                    (xiii)  No powers of attorney or other
authorizations are in effect that grant to any person the authority to represent the Company in connection with any Tax matter or proceeding, and any such powers of attorney or other authorizations shall be revoked as of the Closing Date.

                  4.2.11.    Contracts and Other Agreements.

                             (a)    Schedule 4.2.11(a) sets forth a complete
and correct list of all of the following to which the Company is a party or by which it is bound (collectively, the "Contracts"):

                                    (i)     any lease, license or right to use,
real or personal property;

                                    (ii)    any license agreement or other
agreements of the Company providing in whole or in part for the use of any patents, trademarks, trade names, service marks, copyrights, inventions, trade secrets or other proprietary know-how or other intellectual property, whether the Company is the licensor or the licensee thereunder, and all settlements, consents or forbearance to sue agreements relating thereto;

                                    (iii)   any contract, arrangement or
understanding which is material to the business of the Company;

                                   (iv) any note, bond, indenture, credit
facility, mortgage, security agreement or other instrument or document relating to or evidencing indebtedness for money borrowed by, or extensions of credit to, or a security interest or mortgage in the assets of, the Company;

                                    (v)     any indemnity or guaranty issued by
the Company during the past three years (other than customary product warranties provided by the Company in the ordinary course of business);

                                    (vi)    any contract, arrangement or
understanding materially restricting the right, or limiting the freedom of the Company to engage in any business activity or compete with any business or in any geographical area;

                                    (vii)   any material contract, arrangement
or understanding by the Company with customers or distributors, other than standard LOAs that provide for basic service authorization.

                                    (viii)  any power of attorney given by the
Company, which is currently in effect, to any person, firm or corporation for any purpose whatsoever;

                                    (ix)    any collective bargaining agreements
with any unions, guilds, shop committees or collective bargaining groups;

                                    (x)     any contracts or agreements with
current officers, other employees, consultants or advisors other than contracts which by their terms are cancelable by the Company with notice of not more than ninety (90) days;

                                    (xi)    each material contract for the
future purchase of materials, services, supplies or equipment;

                                    (xii)   each contract and agreement with
Affiliates (as defined below);

                                    (xiii)  partnership, joint venture or other
similar arrangements or agreements to which the Company is a party; or

                                    (xiv)   agreements pursuant to which the
Company acquired (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization, entity or division thereof.

                             (b)    Except as set forth on Schedule 4.2.11(b),
with respect to the Contracts, (i) each Contract is in full force and effect against the Company; (ii) the Company is not in default under any Contract which would have a Material Adverse Effect; and (iii) there are no disputes or disagreements between the Company and any other party with respect to any such Contract which would have a Material Adverse Effect.

                             (c) For the purposes of this Agreement, the
term "Affiliate" means, with respect to any person, any of the following:

                                    (i)     any person directly or indirectly
controlling, controlled by or under common control with such Person,

                                    (ii)    any officer, director, general
partner, member or trustee of such person or

                                    (iii)   any person who is an officer,
director, general partner, member or trustee of any person described in clauses
(i) or (ii) of this sentence. For purposes of this definition, the terms "controlling," "controlled by" or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise or the power to elect at least fifty percent (50%) of the directors, managers, general partners or persons exercising similar authority with respect to such person or entities.

                  4.2.12. Employee Benefit Matters. The Company has no employees, but obtains the services of the Seller's employees pursuant to an informal agreement whereby the cost of such employees is reflected on the Company's statement of operations through the intercompany account.
Schedule 4.2.12 sets forth all of the employment or consulting contracts, bonus, deferred or incentive compensation, profit sharing, retirement, vacation, sick leave, medical, dental, vision, accidental death and dismemberment insurance, disability, sick pay, holiday pay, stock purchase, stock bonus, restricted stock, or other stock-based plans or severance plans, programs, arrangements and policies, as well as all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (collectively, the "Plans") sponsored or contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate") that together with the Company would be deemed a "single employer" within the meaning of
Section 414 of the Code for the benefit of an employee or former employee of the Company or any ERISA Affiliate or an independent contractor or consultant with respect to any such entity. Each such Plan is in compliance, and has been administered in accordance with the applicable provisions of ERISA and the Code and all other applicable laws, rules and regulations and the terms of the Plan, in all material respects. None of the Plans are subject to Title IV of ERISA. All contributions required to be made with respect to all Plans and the payment of all costs of administering those Plans required to be paid on or prior to the date hereof have been timely made. All amounts properly accrued to date as liabilities of the Company or an ERISA Affiliate under or with respect to each Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the Plan have been recorded on the books of the Company or an ERISA Affiliate (whichever is applicable). The Company has delivered to the Buyer a complete and correct copy of: (a) each Plan and any related funding agreements (e.g., trust agreements or insurance contracts), including all amendments (and the Disclosure Schedule includes a description of any such amendment that is not in writing); (b) the current draft of the Summary

Plan Description and Summary of Material Modifications (if applicable) of each Plan; (c) the most recent Internal Revenue Service determination letter (if applicable) for each Plan, which determination letter reflects all amendments that have been made to the Plan; and (d) the two (2) most recent Form 5500s that were filed on behalf of the Plan, including the actuarial report (if applicable). The Internal Revenue Service has issued a favorable determination letter with respect to each Plan that is intended to qualify under Code Section 401(a), and no event has occurred (either before or after the date of the letter) that would disqualify the Plan. Neither the Company nor any ERISA Affiliate maintains any Plan that provides (or will provide) medical or death benefits to one or more former employees (including retirees), other than benefits that are required to be provided pursuant to Code Section 4980B or state law continuation coverage or conversion rights. There are no investigations, proceedings, or lawsuits, either currently in progress or, to the best knowledge of the Company and the Seller, threatened, relating to any Plan, by any administrative agency, whether local, state or federal. There are no pending or threatened lawsuits or other claims (other than routine claims for benefits under the Plan and those relating to qualified domestic relations orders) against or involving (i) any Plan, or (ii) any Fiduciary of such Plan (within the meaning of Section 3(21)(A) of ERISA) brought on behalf of any participant, beneficiary, or Fiduciary thereunder nor is there any reasonable basis for any such claim. Neither the Company nor any ERISA Affiliate has any intention or commitment, whether legally binding or not, to create any additional Plan, or to modify or change any existing Plan so as to materially increase benefits to participants or the cost of maintaining the Plan. No statement, either oral or written, has been made by the Company or an ERISA Affiliate (or by any agent of the Company or ERISA Affiliate) to any Person regarding any Plan that is not in accordance with the Plan that could have adverse economic consequences to the Buyer. The benefits under all Plans are as represented, and have not been, and will not be, materially increased subsequent to the date documents are provided to the Buyer. Except as provided in the Disclosure Schedule, none of the Plans provide any benefits that become payable or vested solely as a result of the consummation of this transaction. None of the persons performing services for the Company or any ERISA Affiliate have been improperly classified as independent contractors, leased employees, or as being exempt from the payment of wages for overtime.

                  4.2.13. Labor Practices. The Company's operations are not unionized. Within the last three (3) years the Company has not experienced any labor disputes, union organizational attempts or any work stoppage due to labor disagreements in connection with its business. The Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, the non-compliance with which would not have a Material Adverse Effect. The
Company is not engaged in any unfair labor practices. There is no unfair labor practice charge or complaint pending against the Company. There is no labor strike, dispute, request for representation, petition for certification of representative, slowdown or stoppage pending against or affecting the Company. No grievance which might have a Material Adverse
Effect on the Company, nor any arbitration proceeding arising out of or under collective bargaining agreements, is pending against the Company.
There are no administrative charges or court complaints against the Company concerning alleged employment discrimination, breach of contract, wrongful termination, fraudulent inducement, infliction of emotional distress or other employment related matters pending before the U.S. Equal Employment Opportunity Commission or any state or federal court or agency.

                  4.2.14. Brokers; Agents. Neither the Seller nor the Company has dealt with, retained, employed or used any agent, finder, broker or other representative in any manner which could result in the Company or the Buyer being liable for any fee or commission in the nature of a finder's fee or originator's fee in connection with the subject matter of this Agreement.

                  4.2.15. Permits and Licenses. Neither the Seller nor the Company has received any written notice of, and neither the Seller nor the Company has any knowledge of, any intention on the part of any government authority to cancel, revoke or modify any permit, license, exemption, franchise, qualification, rights-of-way, easement, municipal and other approval, authorization, order, consent and other right from, and filing with, any government authority of any jurisdiction worldwide relating to the conduct of the Company's business (collectively, "Permits"), which cancellation, revocation or modification would have a Material Adverse Effect. All Permits are in full force and effect. Schedule 4.2.15(a) contains a complete and correct list of all Permits which are necessary for the lawful operation of the business of the Company. Schedule 4.2.15(b) contains a complete and correct list of all carrier identification codes used in connection with the business of the Company and the ownership thereof.

                  4.2.16. Material Suppliers. Schedule 4.2.16 sets forth a complete and correct list of all written supply contracts between the Company and each supplier of goods and services to the Company who provided goods and services to the Company which involved an aggregate value of $10,000 or more during the year ended December 31, 1998 with such supplier. The Disclosure Schedule also correctly identifies all currently outstanding purchase orders of the Company for goods or services with an aggregate value per supplier of $10,000 or more. No supplier identified in the Disclosure Schedule has given the Company any notice terminating, suspending or reducing in any material respect, or specifying an intention to terminate, suspend or reduce in any material respect, or otherwise reflecting a material adverse change in, the business relationship between such supplier and the Company.

                  4.2.17. Insurance. Schedule 4.2.17 contains a complete and correct list of all material insurance policies carried by, or covering, the Company with respect to its businesses, together with, in respect of each such policy, the name of the insurer, the policy number, the expiration date thereof and each pending claim. Complete and correct copies of each such policy have previously been provided to the Buyer. No written notice of cancellation has been received by the Company with respect to any such policy. All premiums due thereon have been paid in a timely manner and the Company has complied in all material respects with the terms and provisions of such policies. The Company has not been refused any insurance with respect to any aspect of the operations of the business nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last three years. There is no claim by the Company pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

                  4.2.18.    Environmental Matters.

                             (a)    For purposes of this Section 4.2.18,
"Environmental Laws" shall mean (i) all Federal, state or local statutes, regulations, ordinances, orders or decrees regulating or otherwise affecting the environment and/or the disposal of Hazardous Materials (as defined below) and (ii) The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Emergency Planning and Community Right-to-Know Act; the Resource Conservation and Recovery Act; the Hazardous Materials Transportation Act of 1974; the Federal Water Pollution Control Act; the Clean Air Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Safe Drinking Water Act; the Toxic Substances Control Act; the Oil Pollution Act of 1990; any laws regulating the use of health, safety, the environment, biological agents or substances including medical or infectious wastes, each as amended or supplemented.

                             (b)    Operations of the Company or any of its
subsidiaries conducted at the Leased Real Property, any of the Company's or its subsidiaries' previously owned real property and any real property previously leased, licensed or otherwise operated by the Company or any of its subsidiaries (each, a "Site") at all times during such ownership, lease, license or operation complied with all Environmental Laws, except for noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each Site are in compliance with all, and the Company has no liability under any, Environmental Laws, except where the failure to comply or any such liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Site is subject to (i) any federal, state, or local investigation, (ii) any judicial or administrative proceeding alleging the violation of or liability under any Environmental Law, or (iii) any outstanding written order or agreement with any governmental authority or private party relating to any Environmental Law. As used in this Section
4.2.18, the term "Hazardous Materials" means any hazardous or toxic substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. 172.101) or by the
United States Environmental Protection Agency (the "EPA") as a hazardous substance (40 C.F.R. Part 302) and amendments thereto, or such substances, materials and wastes which are regulated under any applicable local, state or Federal law, including without limitation, any material waste or substance which is: (i) petroleum; (ii) asbestos; (iii) polychlorinated biphenyls; (iv) defined as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste" or "hazardous material" under applicable state laws and regulations; (v) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss.
1251, et seq. (33 U.S.C. ss. 1321) or U.S.C. ss. 1317; (vi) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq. (42 U.S.C. ss. 6903); or (vii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act
("CERCLA"), 42 U.S.C.
Section 9601, et seq. (42 U.S.C. Section 9601).

                             (c) No Hazardous Materials have been generated,
stored, released, discharged, used, treated, or transported from any Leased Real Property, except in compliance with applicable Environmental Laws.

                             (d) Neither the Seller nor the Company has received
notice from any third party including, without limitation, any Federal, state or local governmental authority: (a) that the Company has been identified by the EPA as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B
(1986); (b) that any Hazardous Materials which the Company has generated, transported or disposed of has been found at any site at which a Federal, state or local agency or other third party has conducted or has ordered that the Company conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (c) that the Company is or shall be named a party to any claim, action, cause of action, complaint (contingent or otherwise), legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials.

                             (e) The Company has been issued, and has
maintained through the date hereof, all required Federal, state and local permits, licenses, certificates and approvals with respect to the Leased Real Property and/or its operations thereat relating to (a) air emissions; (b) discharges to surface water or groundwater; (c) noise emissions; (d) solid or liquid waste disposal; and (e) the use, generation, storage, transportation or disposal of Hazardous Materials, except where the failure to obtain or maintain any such permits, licenses, certificates and approvals would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.2.19. Transactions with Related Parties. Set forth on
Schedule 4.2.19 is a complete and correct list and description of all transactions with an aggregate value of $1,000 per individual engaged in since December 1, 1997 between the Company and any director, manager, officer, employee or stockholder of the Company, or any of their respective spouses or children, any trust of which any such person is the grantor, trustee or beneficiary, any corporation of which any such person or party is a stockholder, employee, manager, officer or director, or any partnership or other person in which any such person or party owns an interest.

                  4.2.20. Accounts Receivable. All accounts receivable of the Company reflected in the Interim Balance Sheet or existing at the date hereof (the "Accounts") represent amounts due for services performed or sales actually made in the ordinary course of business and properly reflect the amounts due. The bad debt reserves, allowances and anticipated customer discounts and credits reflected in the Interim Balance Sheet are adequate as of the date thereof. All material Accounts existing and remaining unpaid on the effective date of this Agreement will be collectible by the Buyer in the ordinary course of business consistent with past practice.

                  4.2.21. Banks. Schedule 4.2.21 contains a complete and correct list setting forth the name of each bank in which any Company has an account, line of credit, credit facility or safe deposit box, the names of all persons authorized to draw thereon or to have access thereto, and the name of each person holding a power of attorney from the Company.

                  4.2.22.    Conflicts of Interest.  Except as set forth on
Schedule 4.2.22, since December 1, 1997 none of the Seller nor any director, officer or employee of the Company or any relative of any of them has (a) loaned to or guaranteed the loan of a third party to the Company or borrowed any money from the Company or (b) any interest in any property, real or personal whether owned or leased, tangible or intangible, including but not limited to, software, inventions, patents, trade names or trademarks used in connection with or pertaining to the business of the Company or any lender, supplier, customer, sales representatives or distributor of the Company; provided, however, that such director, officer or employee or relative thereof shall not be deemed to have such interest solely by virtue of the ownership of less than five percent of any stock or indebtedness of any publicly held company, the stock or indebtedness of which is traded on a recognized stock exchange.

                  4.2.23.    Letters of Agency.

                             (a)    The Company has obtained a valid LOA, PIC
Change Authorization or TPV from each end user whose automatic number identification the Company services.

                             (b) All LOAs, PIC Change Authorizations and
TPVs of the Company as of the date hereof were obtained in accordance with applicable law and were valid as of such date. No LOA, PIC Change Authorization or TPV is carrier-specific.

                  4.2.24. No Undisclosed Liabilities. As of the date of the Interim Balance Sheet, the Company has not had any material liabilities or obligations (absolute, accrued, contingent or otherwise and known or unknown), that are not shown on the Interim Financial Statements. Since the date of the Interim Balance Sheet, the Company has not assumed, incurred or received notice of any liabilities or obligations (absolute, accrued, contingent or otherwise and known or unknown), except liabilities or obligations (absolute, accrued, contingent or otherwise and known or unknown) assumed or incurred in the ordinary course of business and consistent with prior practice not otherwise reflected in any adjustment to the Purchase Price pursuant to Section 1.4.

                  4.2.25. Business Practices. The Company has not engaged in (i) cramming, or the unauthorized addition of services or charges (including, but not limited to, voicemail, Internet service or 900 number charges) to a phone bill, (ii) slamming, or the changing of a customer's designated long-distance provider without permission, (iii) sliding, or the changing of a customer's designated local toll carrier without permission, or (iv) any other type or practice of phone-related fraud.

                  4.2.26. Year 2000. Except as set forth on Schedule 4.2.26, all computer hardware and software that is currently used by the Company is Year 2000 compliant. "Year 2000 compliant" means that such computer hardware and software is designed to accurately receive, provide and process date/time data from, into and between the years 1999 and 2000, to the extent that the computer hardware, software and related systems of others, used in combination with the Company's computer hardware and software, properly exchanges date/ time data with it. As to any computer hardware or software acquired from third parties, the representation set forth above is to the best knowledge of the Company and the Seller, which knowledge is based solely on the representations of such third parties to the Company or the Seller. Set forth on Schedule 4.2.26 is a summary description of the Company's Year 2000 compliance program and a statement of the Company's progress in meeting such program's compliance schedule and goals as of the date hereof.

                  4.2.27. Regulatory Compliance. The Company (i) is operating in compliance in all material respects with all applicable federal and state tariffs, laws, regulations and orders relating to the telecommunications industry (ii) has not received notice of any violations of its tariffs or of laws, regulations and orders from any governmental entity having authority to enforce such tariffs, laws, regulations and orders, including but not limited to, (a) the Communications Act of 1934, as amended by the Telecommunications Act of 1996 and (b) the Telephone Consumer Protection Act of 1991; and (iii) has complied in all material respects with all applicable rules and regulations, including those of the local exchange carriers providing it with access services, in determining and designating the percentage of interstate usage in ordering interstate and intrastate access services. Schedule 4.2.27 sets forth each of the Company's PUC Authorizations and each of the Company's FCC Authorizations. None of the PUC Authorizations or FCC Authorizations has been modified, amended, or otherwise altered, and each remains legal, valid, binding, and in full force and effect.

                  4.2.28. AvTel Stock Options. Except pursuant to Section 6.1.7, the Company has no obligation, financial or otherwise, with respect to the grant, vesting or exercise of any option or options to purchase the capital stock of AvTel, any of its Affiliates or any third party.

                  4.2.29. Disclosure. No representation or warranty of the Seller herein and no statement, information or certificate furnished or to be furnished by the Seller or its counsel, accountants or other agents pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         4.3. Warranties Survive Closing. The warranties and representations of the Seller herein contained shall be complete and correct on the date hereof and on the Closing Date, and shall survive the Closing for a twenty-four (24) month period following the Closing Date except (i) all representations and warranties with respect to Section
4.2.10 (Taxes) shall survive the Closing Date until ninety (90) days after the later of: (A) the final settlement of any alleged tax deficiencies, or
(B) the expiration of the applicable statute of limitations, together with any extensions or waivers thereof approved by the Seller, (a "Survival Date") (ii) all representations and warranties with respect to Section
4.2.10 (Litigation), Section 4.2.18 (Environmental Matters) and Section
4.2.27 (Regulatory Compliance) shall survive the Closing Date until ninety
(90) days after the expiration of the applicable statute of limitations, together with any extensions or waivers thereof approved by the Seller (each, a "Survival Date") and (iii) any claim based on an inaccuracy of a representation or the breach of a warranty which is known by the Seller to be false at the time such representation or warranty is made (a "Fraud Claim") shall survive the Closing Date until ninety (90) days after the expiration of the applicable statute of limitations, together with any extensions or waivers thereof approved by the Seller (a "Survival

Date"); provided, however, that if the Buyer provides written notice to the Seller as specified in Section 9.3 of any claim for which the Buyer seeks indemnification pursuant to Article 9, prior to the applicable Survival Date, the claim so made shall survive the Closing until resolved. Any claim not so made in writing prior to the applicable Survival Date shall be deemed to have been waived by the Buyer and no other party shall have further liability therefor. Notwithstanding the above, there shall be no time limit on claims or actions brought for breach of any warranty or representation made in Section 4.1.


                                 ARTICLE 5
                WARRANTIES AND REPRESENTATIONS OF THE BUYER

         5.1. Warranties and Representations. The Buyer hereby warrants and represents to the Seller, which warranties and representations shall survive the Closing for the period set forth in Section 5.2, that the following statements are true on and as of the date hereof and will be true on and as of the Closing Date:

                  5.1.1. Due Authorization and Execution. The Buyer has the necessary corporate power and authority to enter into this Agreement and the Buyer Ancillary Documents and to consummate the transactions contemplated hereby and thereby. The Board of Directors of the Buyer and, if required, the stockholders of the Buyer, have duly authorized and approved the execution and delivery of this Agreement and the Buyer Ancillary Documents and the consummation of the transactions contemplated hereby and thereby. No other corporate proceedings are necessary to authorize this Agreement and the Buyer Ancillary Documents and the consummation of such transactions. This Agreement has been duly and validly executed and delivered by the Buyer and, assuming due execution and delivery by the Seller, constitutes a valid and binding obligation of the Buyer enforceable against it in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally or (b) equitable principles (whether considered in an action at law or in equity).

                  5.1.2. Organization. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and assets and carry on its business as now conducted.

                  5.1.3. Consents, Violations and Authorizations. The Buyer is not party to or bound by any lien, lease, permit, concession, franchise, license, instrument, mortgage, indenture or other agreement, or any judgment, order, decree, statute, law, ordinance, rule or regulation of any court or governmental entity applicable to it which would require it to obtain the authorization, consent or approval of another (including the authorization, consent or approval of governmental authorities) to the execution of this Agreement, the Buyer Ancillary Documents or the transactions contemplated hereby or thereby. Neither the execution and delivery of this Agreement or the Buyer Ancillary Documents nor the consummation of the transactions contemplated hereby or thereby shall violate any provision of the Certificate of Incorporation or Bylaws of the Buyer.

                  5.1.4. Investment Representations. The Common Stock to be purchased by the Buyer pursuant to this Agreement is being acquired by the Buyer for investment only, for its own account, and not with a view to any public distribution thereof. The Buyer has such knowledge and experience in business matters as to be capable of evaluating the merits and risks in purchasing the Common Stock. The Buyer is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"). The Buyer acknowledges that the Common Stock has not been registered under the Securities Act or the securities laws of any state (collectively, the "Securities Laws"), and has been issued in reliance upon exemptions from the registration requirements of the Securities Laws. The Buyer understands that any transfer or disposition of the Common Stock may only be made pursuant to an effective registration under applicable Securities Laws or pursuant to an exemption from the registration requirements of the Securities Laws. The Buyer further acknowledges that neither the Seller nor the Company has any obligation to register the Common Stock. The Buyer understands that any certificates representing the Common Stock may bear an appropriate legend consistent with the foregoing.

                  5.1.5. Brokers; Agents. The Buyer has not dealt with any agent, finder, broker or other representative in any manner which could result in the Seller being liable for any fee or commission in the nature of a finder's or originator's fee in connection with the subject matter of this Agreement or the Buyer Ancillary Documents.

                  5.1.6. Financial Statements. The Buyer has delivered to the Seller complete and correct copies of the balance sheet and income statement of the Buyer for the fiscal period ended December 31, 1998 (the "Buyer Historical Financial Statements") and the balance sheet and income statement of the Buyer for the period ended June 30, 1999 (the "Buyer Interim Financial Statements" and, collectively with the Buyer Historical Financial Statements, the "Buyer Financial Statements"). The Buyer Financial Statements are prepared in accordance with the books and records of the Buyer. The balance sheet contained in the Buyer Interim Financial Statements is complete and correct, was consistently prepared and fairly presents the financial condition of the Buyer on such date. The Buyer Historical Financial Statements were consolidated into the audited consolidated financial statements of Platinum Equity Holdings, LLC ("PEH"), which financial statements were prepared in accordance with GAAP.

         5.2. Warranties Survive Closing. The warranties and representations of the Buyer herein contained shall be complete and correct on the date hereof and on the Closing Date and shall survive the Closing for a twenty-four (24) month period following the Closing Date, except any claim based on an inaccuracy of a representation or the breach of a warranty which is known by the Buyer to be false at the time such representation or warranty is made shall survive the Closing Date until ninety (90) days after the expiration of the applicable statute of limitations; provided, however, that if the Seller provides written notice to the Buyer as specified in Section 9.3 of any claim for which the Seller seeks indemnification pursuant to Article 9, prior to the expiration of such twenty-four (24) month period, the claims so made shall survive the

Closing until resolved. Any claim not so made in writing prior to twenty-four (24) months subsequent to the Closing Date shall be deemed to have been waived by the Seller and no other parties shall have further liability therefor.


                                 ARTICLE 6
                                 COVENANTS

         6.1. Covenants of the Seller with respect to Itself and the Company. The Seller covenants and agrees with respect to itself and the Company as follows:

                  6.1.1. Access. Prior to the Closing, the Company will (i) give the Buyer and its representatives, employees, counsel and accountants reasonable access to the properties, books and records of the Company, (ii) furnish the Buyer and its designated representatives with financial and operating data and other information with respect to the Company for the purpose of permitting the Buyer, among other things, to (a) conduct its due diligence review, (b) review the financial statements of the Company and
(c) prepare for the consummation of the transactions contemplated by this Agreement, and (iii) provide to Buyer complete and correct copies of each written Contract (and any amendments thereto). Without limiting the foregoing, the Seller and the Company will permit the Buyer and its counsel and accountants to have access during normal business hours to examine and make copies of all work papers and schedules of the Company and its accountants. In connection therewith, the Buyer shall be permitted to discuss the business affairs and financial statements of the Company with the Company's counsel and accountants, to review the work papers of such accountants regarding the Company, and in the presence of management of the Company and after prior consultation with such management, to interview the employees of the Company regarding continued employment and to discuss with the appropriate employees of the Company such matters regarding the business and assets of the Company as the Buyer may deem necessary or appropriate. The Buyer and the Seller agree that nothing in this Agreement shall be interpreted or construed as limiting, waiving, terminating or otherwise affecting that Non-Disclosure Agreement between the Buyer and the Seller dated June 9, 1999. The Buyer and the Seller acknowledge that the terms of such Non- Disclosure Agreement remain in full force and effect. In the event, at any time prior to Closing, the Buyer receives notice from a third party of information that the Buyer believes indicates that the Seller is in breach of any representation or warranty in this Agreement, the Buyer shall give immediate notice to the Seller, who shall then have the opportunity to cure any such breach prior to Closing. Notwithstanding any failure by the Buyer to provide such notice, or anything herein to the contrary, any information learned or deemed to be learned by the Buyer in its due diligence or pursuant to this Section 6.1.1 shall not limit or reduce its right to the indemnity of Article 9 with respect to the breach of any of the representations and/or warranties of the Seller or the Company in this Agreement.

                  6.1.2. Records. On the Closing Date, the Company will deliver to the Buyer all original records relating to the Company, including such records that are in the possession of the Seller, provided that the Seller shall have the right to make copies of any and all materials which it may deem necessary and shall have the continual right to have access to such records in accordance with Section 6.2.3.

                  6.1.3. Conduct of the Business of the Company. The Seller covenants and agrees that, between the date hereof and the Closing Date (except as otherwise agreed in writing by the Buyer):

                             (a)    the business of the Company will be
conducted in the ordinary course consistent with past practice;

                             (b)    no amendment will be made to the Articles
of Incorporation or Bylaws of the Company;

                             (c) the Company will use reasonable efforts to
keep available the services of its employees and to preserve the goodwill of the customers, suppliers and others having business relationships with the Company;

                             (d) the Company shall promptly advise the Buyer
in writing of the commencement or threat of any suit, proceeding or investigation against, relating to or involving the Company or which could otherwise affect the assets or the businesses of the Company and which in each case would, if not covered by insurance and if determined adversely to the Company, have a Material Adverse Effect;

                             (e) the Company shall advise the Buyer of (i)
any material adverse change in the assets, liabilities or financial condition of the Company and (ii) in any event, any condition or state of facts which results in the failure to satisfy any of the conditions of the Buyer's obligations hereunder;

                             (f) the Company shall not create or permit to
become effective any Encumbrance on the assets of the Company other than Encumbrances created in the ordinary course of business;

                             (g) the Company will maintain its current
liability, casualty, property and other insurance coverage in full force and effect;

                             (h) the Company will not issue any debt
securities or any additional shares of capital stock or any options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of capital stock of the Company;

                             (i)    the Company will not declare or pay any
dividends on or make any distributions (however characterized) in respect of its Common Stock;

                             (j) the Company will not repurchase, redeem,
retire or otherwise acquire any shares of its Common Stock or split, combine or reclassify its outstanding shares of its Common Stock;

                             (k)    the Company will not make any change in the
accounting principles or practices reflected in the Interim Financial Statements other than as required by GAAP or in the Company's methods of applying such principles or processes;

                             (l) the Company shall not, directly or
indirectly, (i) incur any indebtedness for borrowed money, (ii) waive, release, grant or transfer any rights of material value, except in the ordinary course of business, (iii) transfer, lease, License, sell, mortgage, pledge, dispose of, or encumber any asset of the Company with a value exceeding $1,000 individually, and/or $5,000 in the aggregate, (iv) purchase or acquire any material interest in any business or any securities or assets of a business, (v) enter into any joint venture or partnership,
(vi) settle any material litigation, or (vii) accelerate payments on any indebtedness;

                             (m) the Company will not, directly or
indirectly, (i) increase the compensation payable or to become payable by it to any of its employees, officers, directors, managers or consultants, (ii) adopt any additional, or make any payment or provision with respect to any, or otherwise amend any, other than as required by existing plans or agreements in the ordinary course of business and consistent with past practice, stock option, bonus, profit sharing, pension, group insurance, severance pay, deferred compensation or other payment or employee compensation plan for the benefit of employees of the Company, (iii) grant any stock options or stock appreciation rights, (iv) enter into any new, or alter or amend any employment severance, consulting or other compensation agreement with any director, manager, officer, employee or Affiliate of the Company, (v) make any loan or advance to, or enter into any written contract, lease or commitment with, any officer, manager, employee or director of the Company, or (vi) enter into any transactions with any Affiliate of the Company other than as contemplated by this Agreement;

                             (n) capital expenditures (or commitments to
make such expenditures which are not terminable at the option of the Company) shall be incurred by the Company in the ordinary course of business in accordance with past practices but shall in no event exceed an aggregate of $5,000;

                             (o) the Seller and the Company will promptly
advise the Buyer in writing of any facts or circumstances that could give rise to a Material Adverse Effect or any breach of the representations or warranties with respect to the Seller or the Company, or any breach of a covenant contained herein;

                             (p) the Company shall not, directly or
indirectly, guaranty or otherwise become responsible for any obligation or liability of any third party;

                             (q) the Company shall not enter into any
material contracts (or modify in a material way any such existing contracts) for the purchase or sale of communication services unless such contracts are first approved by the Buyer;

                             (r) the Company shall not, without the Buyer's
written consent, change any of its rate plans for its existing customers;
and

                             (s) the Company will not enter into any
agreement or commitment to do any of the foregoing.

                  6.1.4.     Acquisition Proposals.

                             (a)    Following the execution of this Agreement
and prior to the earliest to occur of (i) the termination of this Agreement under Article 10 or (ii) the Closing Date, the Company, the
Seller and/or any of their respective managers, directors, partners, officers, employees or other representatives or agents shall not, directly or indirectly, communicate, solicit, initiate, encourage or participate (including furnishing non-public information concerning the Company's business, properties or assets) in any discussions or negotiations with regard to any proposal to acquire, directly or indirectly, any shares of the capital stock or Common Stock of the Company, to invest any funds in the Company, whether such proposal, acquisition, investment or other transaction involves a stock sale, a tender offer, exchange offer, merger or other business combination involving the Company, or for the acquisition of a substantial portion of the assets of the Company (an "Acquisition Proposal"); provided, however, that the Seller and its directors and officers may participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing to the extent that their fiduciary duties so require. The Company will immediately communicate to the Buyer the identity of such other party and the initial terms of any proposal it may receive from any other party in respect of an Acquisition Proposal.

                             (b) If the Seller shall terminate this
Agreement in connection with its acceptance of an Acquisition Proposal, the Seller shall pay to the Buyer Two Million Dollars ($2,000,000), plus the net amount of money invested by the Buyer in the operations of the Company through the date of termination plus the amount of the Purchase Price paid through the date of termination (the "Investment") by wire transfer of immediately available funds and pursuant to the wire transfer instructions set forth on Schedule 1.3.

                             (c) The Seller shall have the right to review
the books and records of the Buyer and the Company for a period of thirty (30) days after notification of the amount of the Investment to verify and confirm the accuracy thereof. If, after such review, the Seller agrees with the amount of the Investment, the Seller shall promptly pay the Buyer pursuant to Section 6.1.4(b). If, after such review, the Seller objects to the amount of the Investment, the Seller shall promptly (and in any event within forty-five (45) days after notification of the amount of the Investment) provide the Buyer with a detailed statement indicating the basis for its objections, and the Buyer and the Seller shall meet and confer in an effort to resolve such disagreement in good faith.

                             (d) In the event that the Buyer and the Seller
are unable to resolve a disagreement with respect to the amount of the Investment within sixty (60) days following the date of the Seller's objection (or such longer period as the Buyer and the Seller may agree), the amount of the Investment shall be determined by the Accountants as the Buyer and the Seller may agree. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party, and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants of the amount of the Investment, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) the fees of the Accountants for such determination shall be paid equally by the parties.

                  6.1.5. Notice of Proceedings. The Company will, upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency or commission of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated, promptly notify the Buyer in writing of such order, decree, complaint or notice.

                  6.1.6.     Noncompetition and Nonsolicitation.

                            (a) Noncompetition. For a period commencing on
the date hereof and continuing through the third anniversary of the date hereof, the Seller shall not, directly or indirectly, and shall not permit any officer, employee or subsidiary (other than the Company) of the Seller to, (i) engage in; (ii) own or control any interest in (except as a passive investor of less than two percent (2%) of the capital stock or publicly traded notes or debentures of a publicly held company); (iii) act as an officer, director, partner, member, or joint venturer of; (iv) lend credit or money for the purpose of establishing or operating; or (v) allow such entity's name or reputation to be used by any firm, corporation, partnership, limited liability company, trust or business enterprise (a "Competitor") that is engaged in, directly or indirectly, the provision of residential long distance telephone services within the Territory (as defined below). Notwithstanding the foregoing, the Seller may acquire a business which provides residential long distance telephone services in the Territory if: (i) such services constitute less than thirty-five percent (35%) of the value of the acquired business, (ii) the Seller fully divests itself of such services within six (6) months of the date of acquisition; provided, however, that the Buyer shall have a thirty (30) day right of first refusal with regard to such services and (iii) the Seller does not implement any new marketing programs with regard to such services. In addition, the Seller shall not, directly or indirectly, and shall not permit any officer, employee, controlling person or subsidiary (other than the Company) of the Seller to, influence or attempt to influence any person who is a contracting party with the Company as of the date of this Agreement to terminate or amend any existing written or oral agreement of them that relates to the residential long distance telephone services business of the Company, except with regard to mass-market advertising campaigns and to customers whose long distance telephone services will be provided by the Company. The covenants and agreements contained in this paragraph shall extend geographically throughout the United States (the "Territory").

                             (b) Nonsolicitation. For a period commencing
on the date hereof and continuing through the third anniversary of the date hereof, the Seller shall not, directly or indirectly, and shall not permit any officer, employee or Affiliate (other than the Company) of the Seller to, without the prior written consent of the Buyer, solicit the employment of, or hire any person set forth in Exhibit 6.1.6(b).

                             (c)    Covenants Reasonable as to Time and
Territory. The Seller has carefully considered the nature and extent of the restrictions upon it under this Section 6.1.6, and hereby acknowledges and agrees that the same are reasonable in time and territory.

                             (d) Injunction for Breach. The Seller
acknowledges and agrees that a monetary remedy for any breach of the covenants in this Section 6.1.6 will be inadequate, and that the Buyer shall be entitled to temporary and permanent injunctive relief against the Seller, in addition to any other relief the Buyer may be entitled to, without the necessity of proving actual damages.

                             (e)    Unenforceability.  It is the desire and
intent of the Buyer and the Seller that the provisions of this Section
6.1.6 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Section 6.1.6 shall be adjudicated to be invalid or unenforceable, such provision, without any action on the part of any party hereto, shall be deemed amended to delete or to modify or to restrict (including, without limitation, a reduction in duration, geographical area or prohibited business activities) the portion adjudicated to be invalid or unenforceable, such deletion or modification to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made, and such deletion or modification to be made only to the extent necessary to cause the provision as amended to be valid and enforceable.

                  6.1.7. AvTel Stock Options. The Seller shall continue to grant options to purchase the Seller's common stock pursuant to the New Best Connections, Inc. Amended and Restated 1997 Option Plan (the "Field Force Plan") to the Company's field force of independent sales agents and to permit such options to vest. Such grants and vesting shall be in accordance with the terms of the Field Force Plan and consistent with past practice and shall continue until all Exercisable Options and Kickoff Options (as those terms are defined in the Field Force Plan) have been granted and vested. In consideration of the continued grants and vesting of such options, and commencing on the date hereof, the Company shall pay the Seller $15,000 per month through December 31, 1999. The Seller shall not amend the Field Force Plan without the written consent of the Buyer other than to ensure the continuing compliance of the Field Force Plan and the awards thereunder with all laws, rules and regulations applicable thereto; provided, however, that the Buyer shall cease to make any payments related to the Field Force Plan upon any amendment of the Field Force Plan that precludes the grant and/or the vesting of such options.

                  6.1.8. "Toll Free" Telephone Numbers. Following the execution of this Agreement, the Seller covenants and agrees that the Company shall have the sole and exclusive right to use the "toll free" telephone numbers set forth on Schedule 4.2.6(e).

                  6.1.9. MCI WorldCom Inc. The Seller shall indemnify the Buyer and the Company and hold them harmless from and against any and all damages, losses, deficiencies, actions, judgments, costs, expenses, debts, liabilities and obligations (including reasonable attorneys' and accountants' fees) (collectively, "Claims") of or against the Buyer or the Company resulting from or arising out of the relationship between DNS Communications, Inc., formerly a subsidiary of the Company, and MCI WorldCom Inc. (or any successor thereto).

                  6.1.10. Matrix Communications Corporation. The Seller shall indemnify the Buyer and the Company and hold them harmless from and against any and all Claims of or against the Buyer or the Company resulting from or arising out of the dispute between the Company and Matrix
Communications Corporation (or any successor thereto).

         6.2. Covenants of the Buyer. The Buyer covenants and agrees as follows:

                  6.2.1. Coast Indemnity. Except with regard to actions of the Seller following August 30, 1999, and subject to the limitations, restrictions and conditions set forth in this Agreement, the Buyer shall indemnify the Seller and hold it harmless from and against any and all Claims of or against the Seller resulting from or arising out of the Coast Loan Agreement in an amount not to exceed $2,750,000 plus any amount drawn after the date hereof.

                  6.2.2. Business Markets Customers. Upon the Seller obtaining regulatory approval, including, but not limited to, a waiver from the FCC of its carrier selection rules with respect to customers whose preselected carrier changes as a result of the transactions contemplated hereby, and without additional consideration therefor, the Buyer shall transfer to the Seller the Business Markets customers listed on the schedule previously delivered by the Seller to the Buyer, plus all additional Business Markets customers acquired between the date hereof and the date such regulatory approval is obtained.

                  6.2.3. Field Force Plan. The Buyer shall provide to the Seller all documentation reasonably required by the Seller to operate the Field Force Plan.

         6.3. Mutual Covenants. Each of the Company, the Seller and the Buyer covenants and agrees as follows:

                  6.3.1. Cooperation. The Buyer, the Company and the Seller shall cooperate with each other and shall cause their respective directors, officers, managers, employees, agents, accountants and representatives to cooperate with each other after the Closing to ensure the orderly transition of the ownership of the Company and its business from the Seller to the Buyer and to minimize any disruption to the business of the Company that might result from the transactions contemplated hereby. At any time prior to Closing, in the event that either party receives notice from a third party of information that such party believes indicates that the other party is in breach of any representation or warranty in this Agreement, such party shall give prompt notice to the other party.

                  6.3.2. Records. For a period of six (6) years after the Closing, upon reasonable written notice, the Buyer and the Seller agree to furnish or cause to be furnished to each other and their respective representatives, counsel and accountants access, during normal business hours, such information (including records pertinent to the Company) relating to the Company as is reasonably necessary for financial reporting, regulatory, tax and accounting matters, assistance in the preparation and filing of any returns, reports or forms or the defense of any tax claim or assessment; provided, however, that such access does not unreasonably disrupt the normal operations of the Company. Without limiting the foregoing, the Seller shall have access to and the right, at the Seller's expense, to copy any books or records of the Company which relate to matters or events prior to the Closing. The Seller shall be entitled, at reasonable times and upon reasonable notice, to inspect and receive copies of all accounting and sales records relating to the calculation of the ISP Payment, whether maintained by the Company or the Buyer.

                  6.3.3. Regulatory Filings. The Buyer, the Company and the Seller shall make reasonable efforts to ensure that all regulatory filings associated with the transactions contemplated hereby shall be filed by the appropriate party or parties within two (2) weeks of the date hereof.

                  6.3.4. Contract Assignments. The Buyer, the Company and the Seller shall make reasonable efforts to ensure that (i) the contracts set forth on Exhibit 6.3.4(i) are assigned from the Seller to the Company and (ii) the contracts set forth on Exhibit 6.3.4(ii) are assigned from the Company to the Seller. From the date hereof and until such time as the assignment of a contract set forth on Exhibit 6.3.4(i) or Exhibit 6.3.4(ii) is completed, the intended assignee shall be responsible for all obligations and duties under such contract, and shall receive any profits or losses associated with such contract.

                  6.3.5. Reasonable Efforts. Each party hereto agrees that, from the date hereof to the Closing Date, it shall use reasonable efforts to satisfy the conditions precedent to the Closing (including but not limited to, any obligation to obtain regulatory approvals in connection with the transactions contemplated hereby) to the extent that such conditions are to be satisfied by such party. From time to time, as and when requested by a party hereto, each party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other parties may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement or the agreements, documents or instruments associated herewith.

                  6.3.6.     Closing.

     (a) The Buyer, the Company and the Seller shall make reasonable efforts to ensure that the Closing shall occur on or before December 31, 1999; provided, however, that to the extent that any regulatory approval associated with the transactions contemplated hereby has not been obtained by such date that would, together with all such regulatory approvals that have not been obtained by such date, have a Material Adverse Effect on the Company or the Buyer, the Closing shall not occur until such regulatory approvals have been obtained, such determination to be made by the Buyer in its sole and reasonable discretion.

                             (b) If the Buyer determines that the Closing
shall occur prior to
obtaining all regulatory approvals associated with the transactions contemplated hereby, the Seller shall indemnify the Buyer and the Company and hold them harmless from and against any and all Claims resulting therefrom.


                                 ARTICLE 7
                            DISCLOSURE SCHEDULE

         7.1. General. The schedules and information set forth in the Disclosure Schedule shall specifically refer to the section of this Agreement to which such schedule and information is responsive. Terms used in the Disclosure Schedule and not otherwise defined therein shall have the same meanings as are ascribed to such terms in this Agreement. Any documents attached to the Disclosure Schedule are incorporated in their entirety into the Disclosure Schedule.

         7.2. Disclosure Schedule. The Seller shall deliver the Disclosure Schedule to the Buyer on or prior to the date hereof.


                                 ARTICLE 8
                               NON-DISCLOSURE

         8.1. Non-Disclosure of Confidential Information. Except as may be agreed to in writing by the Buyer, the Seller acknowledges and agrees that the Seller shall not, and shall indemnify the Buyer and the Company in the event that any of the Seller's Affiliates shall, at any time during the five (5) year period following the Closing Date, make use of or disclose any Confidential Information (as defined below) to anyone other than to employees and representatives of the Buyer. For purposes of this Section 8.1, the term "Confidential Information" shall mean all proprietary information of the Company relating to the Company, its customers, products and services including, without limitation, the following: (i) all technical information relating to the provision of goods or services by the Company; (ii) information concerning pricing policies of the Company, prices charged by the Company to its customers, the volume of orders of such customers and all other information concerning the transactions of the Company with its customers or proposed customers; (iii) the customer lists of the Company; (iv) information concerning the marketing programs or strategies of the Company; (v) financial information concerning the Company; and (vi) information concerning salaries or wages paid to, the work records of and other personal information relating to employees of the Company.

         8.2. Exceptions. The provisions of Section 8.1 shall not apply to any information that (i) becomes available to the Seller without restriction on disclosure by the Seller from a source other than the Company who received the information not in violation of any confidentiality restriction; (ii) is or becomes available on an unrestricted basis to a third party from the Company or someone acting under its control; (iii) is publicly known or becomes publicly known through no fault of the Seller or (iv) is revealed pursuant to a statute, regulation, or order of a court of competent jurisdiction requiring such disclosure, provided the Seller promptly notifies the Buyer to allow the Buyer to take appropriate protective measures. Section 8.1 shall not limit the ability of the Seller or the Company to file tax returns or similar documents or to produce financial statements and make filings with the Securities and Exchange Commission as required without the consent of the Buyer.

         8.3. Enforcement. In addition to all other legal remedies available to the Buyer for the enforcement of the covenants of this Article 8, the Seller hereby agrees that the Buyer shall be entitled to an injunction by any court of competent jurisdiction to prevent or restrain any breach or threatened breach hereof. The Seller further agrees that if any of the covenants set forth herein shall at any time be adjudged invalid to any extent by any court of competent jurisdiction, such covenant shall be deemed modified to the extent necessary to render it enforceable.

         8.4. Ratification of Non-Disclosure Agreement. The Buyer and the Seller agree that nothing in this Agreement shall be interpreted or construed as limiting, waiving, terminating or otherwise affecting that Non-Disclosure Agreement between PEH and the Seller dated June 9, 1999. The Buyer, the Seller and PEH each acknowledge and agree that the terms of such Non-Disclosure Agreement remain in full force and effect and shall govern all parties to this Agreement.


                                 ARTICLE 9
                              INDEMNIFICATION

         9.1. Indemnification of the Buyer. Subject to the limitations, restrictions and conditions set forth in this Agreement, the Seller shall indemnify the Buyer and the Company and hold them harmless from and against any and all Claims of or against the Buyer or the Company resulting from or arising out of (i) any misrepresentation or breach of any warranty made by the Seller herein or in any Seller Ancillary Document not otherwise reflected in any adjustment to the Purchase Price pursuant to Section 1.4 or (ii) any breach, default in performance or nonfulfillment of any covenant or agreement which is to be performed by the Seller under this Agreement or any of the Seller Ancillary Documents.

         9.2. Indemnification of the Seller. The Buyer shall indemnify the Seller and hold it harmless from and against any and all Claims of or against the Seller resulting from or arising out of (i) any misrepresentation or breach of warranty of the Buyer contained herein or in any Buyer Ancillary Document, or (ii) any breach, default in performance or nonfulfillment of any covenant or agreement which is to be performed by the Buyer under this Agreement or any of the Buyer Ancillary Documents.

         9.3.     Procedure Relative to Indemnification.

                  (a) In the event that any party hereto shall claim that it is entitled to be indemnified pursuant to the terms of this Article 9, it (the "Claiming Party") shall so notify the party against which the claim is made (the "Indemnifying Party") in writing of such claim promptly (i) after discovery of the facts supporting the claim or (ii) receipt of a written notice of any claim of a third party (a "Third-Party Claim") that may reasonably be expected to result in a claim by such party against the party to which such notice is given, as the case may be. Such notice shall specify the breach of representation, warranty, covenant or agreement claimed by the Claiming Party and the liability, loss, cost or expense incurred by or imposed upon or expected to be incurred by or imposed upon the Claiming Party on account thereof. If such liability, loss, cost or expense is liquidated in amount, the notice shall so state. If the amount is not liquidated, the notice shall so state and in such event a claim shall be deemed asserted against the Indemnifying Party on behalf of the Claiming Party, but no payment shall be made on account thereof until the amount of such claim is liquidated and the claim is finally determined.

                  (b) The Indemnifying Party may, upon receipt of written notice of a Third- Party Claim and at its expense, defend such claim in its own name or, if necessary, in the name of the Claiming Party, unless the aggregate potential liability of the Claiming Party exceeds the aggregate potential liability of the Indemnifying Party (calculated assuming indemnification by the Indemnifying Party with reference to the limitations set forth in Section 9.4), in which event the Indemnifying Party shall only have the right to defend the Third-Party Claim with the consent of the Claiming Party, but shall have the right to participate at its expense in the defense thereof. The Claiming Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested of it, and the Claiming Party shall have the right, at its expense, to participate in the defense. The Indemnifying Party shall have the right to settle and compromise such claim only with the consent of the Claiming Party which consent shall not be unreasonably withheld.

                  (c) In the event the Indemnifying Party shall fail or not have the right to assume the defense under Section 9.3(b), or shall notify the Claiming Party that it shall refuse to conduct a defense against a Third-Party Claim, then the Claiming Party shall have the right to conduct a defense against such claim and shall have the right to settle and compromise such claim. Once the amount of such claim is liquidated and the claim is finally determined, the Claiming Party shall be entitled to pursue each and every remedy available to it at law or in equity to enforce the indemnification provisions of this Article 9 and, in the event such amount is determined, or the Indemnifying Party agrees, that it is obligated to indemnify the Claiming Party for such claim, the Indemnifying Party agrees to pay all costs, expenses and fees, including all reasonable attorneys' fees which may be incurred by the Claiming Party in defending such claim and in attempting to enforce indemnification under this Article 9, whether the same shall be enforced by suit or otherwise.

         9.4.     Limits on Indemnification Claims.

                  9.4.1. Basket. Except with respect to Claims for breaches of representations or warranties contained in Section 4.1, Section 4.2.10 (Taxes), Section 6.3.5 (Closing) or a Fraud Claim, the Seller shall not be required to provide indemnification under Section 9.1 unless the damages for all such Claim(s) of indemnification shall exceed in the aggregate $100,000 (the "Basket Amount"), but upon reaching such amount, indemnification shall be from the first dollar to the full extent of all damages.

                  9.4.2. Maximum Amount of Indemnification. Except with respect to claims for breaches of representations or warranties which arise as a result of a Fraud Claim or those representations or warranties contained in Section 4.1, Section 4.2.4 (Litigation), Section 4.2.10 (Taxes) and Section 4.2.18 (Environmental Matters) for which there shall be no limit, in no event shall the aggregate liability of the Seller with respect to all claims of indemnification by the Buyer exceed the aggregate amount of Eight Million Dollars ($8,000,000), plus or minus any Purchase Price Increase or Purchase Price Decrease, as appropriate, pursuant to
Section 1.4, and minus any amount of the ISP Payment not received by the Seller (the "Cap Amount").

         9.5. Sole Remedy; Termination. The sole and exclusive monetary remedy of the parties for any and all claims with respect to the transactions contemplated herein, whether under or as a result of this Agreement or otherwise, shall be the indemnity set forth in this Article 9, as limited by the provisions set forth in this Article 9. Any Claim or request for indemnification not submitted in writing prior to the expiration of the applicable survival period of the warranty, representation or covenant on which such Claim or request is based shall be deemed to have been waived and no party shall have any further liability with respect thereto.


                                 ARTICLE 10
                                TAX MATTERS

         10.1. Section 338 Election.

                  (a) The Buyer, in its sole discretion, shall determine whether an election shall be made under Sections 338(g) and 338(h)(10) of the Code and the Treasury Regulations promulgated under the Code (the "Treasury Regulations") and any corresponding or similar elections under state, local or foreign Tax law (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the shares of the Company hereunder. If the Buyer so determines that a Section 338(h)(10) Election shall be made with respect to these shares, the Buyer shall notify the Seller in writing on or before at any time prior to ninety (90) days following the Closing of its determination and the Seller shall join with the Buyer in making the Section 338(h)(10) Election in accordance with the provisions of Section 10.1(b) through Section 10.1(d) below.

                  (b) If the Section 338(h)(10) Election will be made, the Seller and the Buyer shall report, in connection with the determination of income, franchise or other Taxes measured by net income, the transactions being undertaken pursuant to this Agreement in a manner consistent with the Section 338(h)(10) Election and this Agreement. The Buyer shall be responsible for the preparation of two (2) copies of all forms and documents required in connection with the Section 338(h)(10) Election (including Internal Revenue Service Form 8023). Once the Buyer properly prepares documents and forms as may be required by applicable Tax laws to complete and make properly the Section 338(h)(10) Election and timely delivers two (2) copies of such forms and documents to the Seller, the Seller shall execute both copies no later than thirty (30) days following receipt of such forms and timely file one copy of such forms and documents with its appropriate income tax return with the Internal Revenue Service and return the other copy to Buyer for timely filing with the Internal Revenue Service District Director.

                  (c) If the Section 338(h)(10) Election will be made, the Buyer shall provide the Seller with a valuation statement reflecting, as of the Closing Date, the fair market values of all of the assets and the liabilities and obligations of the Company. The Seller shall file, and/or shall cause to file, all Tax Returns and statements in connection therewith in a manner consistent with such valuations and shall take no position contrary thereto unless required to do so by applicable Tax laws. The Seller shall have the right to review and approve (which approval shall not be unreasonably withheld) any appraisal upon which such valuations are based and any such forms and schedules relating to such valuations, prior to the filing thereof. Any disputes regarding the valuation statement or the preparation, execution or filing of the forms and documents required in connection with making the Section 338(h)(10) Election shall be resolved in an arbitration to be conducted by a Big Five accounting firm jointly selected by the Buyer and the Seller (the "Selected Accounting Firm"), whose fees shall be borne equally by the parties. Each of the parties to this Agreement shall be bound by the decision of the Selected Accounting Firm rendered in such arbitration.

                  (d) To the extent permitted by state, local or foreign Tax laws, the principles and procedures of this Section 10.1 shall also apply with respect to a Section 338(h)(10) Election under state, local or foreign law. The Seller shall join with the Buyer in making any election similar to the Section 338(h)(10) Election which is optional under any state, local or foreign law, and shall cooperate and join in any election made by the Buyer or the Company to effect such an election so as to treat the transactions contemplated herein as a sale of assets for state, local and foreign income Tax purposes, if so determined by the Buyer.

         10.2. Tax Indemnification. The Seller shall be liable for, shall pay or cause to be paid and shall indemnify and hold the Buyer and its Affiliates, including, after the date hereof, the Company, and all of their officers, directors and agents, harmless from and against any and all losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and the cost and expenses of enforcing such indemnification against the Seller), interest and penalties, if any, arising out of or based upon or for or in respect of each of the following: any and all income Taxes (or franchise or other Taxes measured by net income) with respect to the Company for any taxable period (or any partial period) ending on or before the date hereof; any and all income Taxes (or franchise or other Taxes measured by net income) resulting solely from the Company having been included in any consolidated, combined or unitary tax return that included the Company for any taxable period (or portion thereof) ending on or before the Closing Date pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulations (other than any liability arising under such Treasury Regulation or analogous law by reason of the Company becoming a member of the consolidated, combined or unitary group of which the Buyer is a member); any and all other Taxes with respect to the Company for any Tax period ending on or prior to the date hereof or with respect to periods beginning before the Closing Date and ending after the date hereof to the extent allocated to the Company or to the Seller pursuant to Section 10.3(c) hereof and not previously paid; any breach of representations in
Section 4.2.10; and any income or franchise taxes incurred by the Company in connection with a Section 338(h)(10) Election.

         10.3.    Preparation of Tax Returns; Payment of Taxes.

                  (a) The Seller shall prepare or cause to be prepared and file or cause to be filed all federal, state and local Tax Returns of the Company required to be filed (taking into account any extensions) for periods ending on or before the date hereof. The Seller shall pay the amount of any Taxes shown due thereon to the appropriate Tax authorities and shall provide the Buyer with adequate proof of such filing and payment and with written confirmation that such Tax Returns have been prepared in a manner that is consistent with the past income Tax practices and consistent with the past Tax Returns of the Company. Following the date hereof, the Buyer shall be responsible for properly and consistently preparing or causing to be prepared all other federal, state and local income Tax Returns required to be filed by the Company for periods which include the date hereof and any such income Tax Returns will not be filed without the Seller's approval, which approval will not be unreasonably withheld; provided, however, that the Seller shall prepare and file or cause to be filed federal and state income or franchise tax returns that would include the Company in any consolidated, combined or unitary Tax Return of the Seller.

                  (b) For federal income Tax purposes, the taxable year of the Company ends as of the close of the Closing Date and, with respect to all other Taxes, the Buyer and the Seller will, unless prohibited by applicable law, close the taxable period of the Company as of the date hereof. Neither the Buyer nor the Seller shall take any position inconsistent with the preceding sentence on any Tax Return.

                  (c) In any case in which a Tax with respect to the Company is assessed with respect to a taxable period which begins before the date hereof and ends after the date hereof, the resulting Tax obligation shall be allocated (i) to the Seller for the period up to and including the date hereof, and (ii) to the Buyer for the period subsequent to the date hereof. Any allocation of Taxes attributable to any period beginning before and ending after the date hereof shall be made by means of a closing of the books and records of the Company as of the close of the date hereof, provided that exemptions, allowances, deductions (including, but not limited to, depreciation and amortization deductions) or any Taxes (such as property or similar Taxes) that are calculated on an annual basis shall be allocated between the period ending on the date hereof and the period after the date hereof in proportion to the number of days in each such period. Any disagreements regarding the allocations shall be promptly resolved in an arbitration conducted by the Selected Accounting Firm whose decision shall be binding on the parties.

         10.4. Tax Proceedings. In the event of a contest with a Taxing Authority over Taxes for which indemnifying party is liable pursuant to
Section 10.2, the indemnifying party will be entitled to control, at its expense, the proceedings with respect to such Taxes, but only if the indemnifying party submits to the claiming party an executed acknowledgment that it is liable for all Taxes (including interest and penalties) resulting from such contest. Notwithstanding the preceding sentence, the claiming party will in any event be entitled to control the proceedings which relate to a consolidated or combined return filed by the claiming party and its subsidiaries, as the case may be. If the claiming party is not entitled to control the proceedings under the foregoing provisions, the indemnifying party will provide, or cause to be provided, to the claiming party copies of all correspondence received from the taxing authority in connection with such proceedings. The party in control of the proceeding under this Section 10.4 shall not enter into any agreement or compromise or settlement of such contest that could affect a period that is the responsibility of the noncontrolling party without the written consent of the non-controlling party (which consent shall not be unreasonably withheld). The party which is not entitled to control any such proceeding shall be afforded a reasonable opportunity to participate in the defense thereof at its own expense and shall reimburse the party entitled to control such proceedings for any additional expenses incurred by such controlling party as a result of the noncontrolling party's participation in such proceeding.

         10.5. Payment of Indemnification. Upon payment of any Taxes with respect to which a party is entitled to receive indemnification hereunder, such party shall submit an invoice to the indemnifying party stating that such Taxes have been paid and giving in reasonable detail the particulars relating thereto. The indemnifying party shall remit payment for such Taxes promptly upon receipt of such invoice.

         10.6.    Assistance and Cooperation.  The Seller and the Buyer shall:

                  (a) Assist (and cause its respective Affiliates to assist) the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with Section 10.3 hereof;

                  (b) Cooperate fully in preparing for any audits of, or disputes, contests or proceedings with, taxing authorities regarding any Tax Returns which relate to the Company;

                  (c) Make available to the other and to any taxing authority as reasonably requested all information, records and documents relating to Tax liabilities which are attributable to the Company;

                  (d) Preserve all such information, records and documents until the expiration of any applicable statutes of limitations or extensions thereof and as otherwise required by law;

                  (e) Make available to the other, as reasonably requested, personnel responsible for preparing or maintaining information, records and documents in connection with Tax matters;

                  (f) Provide timely notice to the other in writing upon receipt of notice of any pending or threatened Tax audits or assessments relating to the Company for any period beginning prior to the Closing Date;

                  (g) Furnish the other with copies of all correspondence received from any Taxing authority in connection with any Tax audit or information request with respect to any period beginning prior to the Closing Date;

                  (h) Keep confidential any information obtained pursuant to this Section 10.6, except as may otherwise be necessary in connection with the filing of Tax Returns or claims for refund or in conducting any audit or other Tax proceeding; and

                  (i) Furnish the other with adequate information which would enable the other party to determine its entitlement to, and the amount of, any refund or credit to which either party reasonably believes the other party may be entitled.

         10.7. Tax Sharing Agreements. All Tax sharing and similar agreements (other than the provisions of this Agreement) between the Company and the Seller or any other corporation or corporations shall be terminated as of the date hereof, and the Company shall not have any liability from and after the date hereof under any such agreement.

         10.8. Transfer Taxes. The Seller shall be liable for and shall pay all excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar Taxes which may be imposed in connection with the transactions contemplated by this Agreement, together with any interest, additions or penalties with respect thereto ("Transfer Taxes"). Each party hereto hereby agrees to file all necessary documentation in connection with the payment and reporting of Transfer Taxes.

         10.9. Survival of Obligations. The obligations of the parties set forth in this Article 10 shall be unconditional and absolute and shall remain in effect without limitation as to time.

         10.10. Tax Refund. Within three (3) business days of receipt thereof, the Company shall promptly transfer to the Seller the tax refund due to the Company in connection with the Seller's consolidated tax return for 1998.

         10.11. Provisions of this Article to Control. In the event of a conflict between the provisions of this Article 10 and any other provisions of this Agreement, the provisions of this Article 10 shall control.

                                 ARTICLE 11
                                TERMINATION

         11.1. Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by the mutual written consent of the Buyer and the Seller;

                  (b)        by the Buyer, or the Seller;

                             (i)    if any court or governmental body or agency
thereof shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby; or

                             (ii)   if the Closing shall not have occurred on
or before one (1) year from the date hereof; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1(b)(ii) shall not be available to any party whose breach of any representation or warranty or failure to perform or comply with any covenant or obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

         11.2.    Effect of Termination.

                  (a) Except as provided in Section 6.1.4, Section 11.2(b),
Section 11.2(c), Section 11.2(d), or Section 11.2(e) in the event of termination of this Agreement, this Agreement shall forthwith become null and void and there shall be no liability on the part of any party hereto, except for the return of the amount of the Investment by the Seller to the Buyer, Section 6.1.4, Section 12.1, Section 12.2 and Section 12.9 and this
Section 11.2, which shall remain in full force and effect and which shall survive such termination, and provided that no such termination shall relieve any party hereto from liability for any breach by such party of this Agreement.

                  (b) In the event of termination of this Agreement due to the Seller's breach of a warranty or representation under this Agreement, the Seller shall pay to the Buyer the amount of the Investment by wire transfer of immediately available funds.

                  (c) In the event of termination of this Agreement due to the Seller's failure to perform or comply with a covenant or obligation under this Agreement, the Seller shall pay to the Buyer the amount of the Investment by wire transfer of immediately available funds, and the Seller and the Buyer shall make reasonable efforts to sell the Company to a third party. Upon such sale, if the purchase price actually obtained for the Company (the "New Purchase Price") exceeds the Purchase Price set forth herein, the Seller shall pay to the Buyer the difference between the New Purchase Price and the Purchase Price by wire transfer of immediately available funds.

                  (d) In the event of termination of this Agreement due to the Buyer's breach of a warranty or representation or failure to perform or comply with a covenant or obligation under this Agreement, the Seller and the Buyer shall make reasonable efforts to sell the Company to a third party. Upon such sale, if the Purchase Price exceeds the New Purchase Price, the Buyer shall pay to the Seller the difference between the Purchase Price and the New Purchase price, net of the amount of the Investment.

                  (e) In the event of termination of this Agreement due to the failure to satisfy the condition set forth in Section 2.1(k), the Seller shall pay to the Buyer the amount of the Investment by wire transfer of immediately available funds, and the Seller and the Buyer shall make reasonable efforts to sell the Company to a third party. Upon such sale, if the New Purchase Price exceeds the Purchase Price set forth herein, the Seller shall retain the difference thereof.

                                 ARTICLE 12
                               MISCELLANEOUS

         12.1. Expenses. Except as may be otherwise specifically provided herein, the parties hereto shall pay their own legal fees and expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

         12.2. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered to be given and received in all respects when hand delivered, when sent one
(1) business day after it is sent by prepaid express or courier delivery service, when sent by facsimile transmission actually received by the receiving equipment, or five (5) days after it is deposited in the United States mail, certified mail, postage prepaid, return receipt requested (or international equivalents thereof), in each case addressed as follows, or to such other address as shall be designated by notice duly given:

         If to the Buyer:             Energy TRACS Acquisition Corp.
                                      c/o Platinum Equity Holdings, LLC
                                      Suite 2710
                                      2049 Century Park East
                                      Los Angeles, CA 90067
                                      Facsimile:  (310) 712-1848
                                      Attention:  William Bricking

         With a copy to:              Riordan & McKinzie
                                      Suite 1500
                                      695 Town Center Drive
                                      Costa Mesa, CA  92626
                                      Facsimile:  (714) 549-3244
                                      Attention:  James H. Shnell

         If to the Seller:            AvTel Communications, Inc.
                                      501 Bath Street
                                      Santa Barbara, CA  93101
                                      Facsimile:  (805) 884-6311
                                      Attention:  Anthony E. Papa

         With a copy to:              Seed Mackall & Cole, LLP
                                      Suite 200
                                      1332 Anacapa Street
                                      Santa Barbara, CA  93101
                                      Facsimile:  (805) 962-1404
                                      Attention:  Thomas N. Harding

         12.3. Entire Agreement. This Agreement, the Disclosure Schedule, the exhibits attached hereto and any agreements between or among the parties hereto of even date herewith constitute the entire agreement among the parties hereto relating to the subject matter hereof, and all prior agreements, correspondence, discussions and understandings of the parties (whether oral or written) are merged herein and superseded hereby, it being the intention of the parties hereto that this Agreement and the instruments and agreements contemplated hereby shall serve as the complete and exclusive statement of the terms of their agreement together. No amendment, waiver or modification hereto or hereunder shall be valid unless in writing signed by an authorized signatory of the party or parties to be affected thereby.

         12.4. Assignment. This Agreement and the rights hereunder shall not be assignable or transferable (i) by the Buyer without the prior written consent of the Seller, except to an Affiliate of the Buyer or to a financial institution in connection with a financing related to this Agreement, or (ii) by the Seller without the prior written consent of the Buyer. The duties and obligations of a party hereunder shall not be delegable without the prior written consent of the other parties hereto.

         12.5. Binding Effect. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

         12.6. Section Headings. The headings in this Agreement are for purposes of convenience and ease of reference only and shall not be construed to limit or otherwise affect the meaning of any part of this Agreement.

         12.7. Severability. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.

         12.8. Applicable Law. This Agreement and all questions arising in connection herewith shall be governed by and construed in accordance with the internal laws of the State of California without regard to the principles of conflicts of laws thereunder.

         12.9. Counterparts. This Agreement may be executed in one or more original or facsimile counterparts, all of which shall be considered but one and the same agreement, and shall become effective when one or more such counterparts have been executed by each of the parties and delivered to the other parties.

         12.10. Passage of Title. Legal title, equitable title and risk of loss with respect to the Common Stock will not pass to the Buyer until the Common Stock is transferred at the Closing, which transfer, once it has occurred, will be deemed effective as of the close of business in Los Angeles on the Closing Date for all purposes.

         12.11. Use of Terms. In this Agreement, (i) the words "hereof," "herein," "hereto," "hereunder" and words of similar import mean and refer to this Agreement as a whole and not merely to the specific section or clause in which the respective word appears, (ii) words importing gender include the other genders as appropriate and (iii) any terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. As used in this Agreement, the terms "knowledge of the Company and the Seller" or "the Company's and Seller's best knowledge," or words of similar import, shall mean both actual knowledge and information that should have been known after reasonable inquiry. Except as otherwise provided herein, terms used in this Agreement with generally understood meanings in the telecommunications industry shall have the meanings given to such terms in the telecommunications industry.

         12.12. Facsimile Copy. This Agreement may be executed in facsimile copy with the same binding effect as an original.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.

                                              SELLER

                                              AVTEL COMMUNICATIONS, INC.

                                              By:
                                              Name:
                                              Title:


                                              BUYER

                                              ENERGY TRACS ACQUISITION CORP.

                                              By:
                                              Name:
                                              Title:


                                              COMPANY

                                              MATRIX TELECOM, INC.

                                              By:
                                              Name:
                                              Title:

                 GUARANTY OF PLATINUM EQUITY HOLDINGS, LLC

         Platinum Equity Holdings, LLC hereby (i) agrees to the provisions set forth in Section 8.4 and (ii) guarantees the obligations of the Buyer (including any assignee of the Buyer) under Article 1, Section 6.2.1,
Article 9 and Section 11.2(d) and agrees that it will not cause the Buyer to take any actions that would cause the Buyer to violate the terms of
Article 1, Section 6.2.1, Article 9 or Section 11.2(d).


                                                     By:
                                                     Name:
                                                     Title:

           LIST OF OMITTED SCHEDULES TO STOCK PURCHASE AGREEMENT


4.1.4       Consents, Violations and Authorizations (AvTel)
4.2.1       Foreign Qualifications for Matrix
4.2.2       Capitalization
4.2.3       Consents, Violations and Authorizations (Matrix)
4.2.4       Litigation and Compliance with Laws
4.2.5       Subsidiaries & Investments
4.2.6(a)    Tangible Personal Property and Assets
4.2.6(b)    Ownership and Use of Tangible Assets
4.2.6(d)    Tangible Personal Property Leases > $3,000
4.2.6(e)    List of Toll Free Telephone Numbers Used by Company
4.2.7(a)    Intellectual Properties
4.2.7(c)    Computer Software Licenses and Royalties Payable
4.2.8(ii)   Financial Statements
4.2.9       Conduct Out of Ordinary Course
4.2.10(b)   Taxes 4.2.11(a)(i)- -(xiv) Contracts
4.2.11(b)   List of Any Material Disputes or Defaults
4.2.12      Employee Benefit Matters
4.2.15(a)   List of All Permits
4.2.15(b)   List of All Carrier Identification Codes
4.2.16      Material Suppliers
4.2.17      List of All Material Insurance Policies
4.2.19      List of All Transactions Between the Company and any Director,
            Officer Employee or Stockholder
4.2.21      List of each Bank Account, Line of Credit or Safety Deposit Box and each Person Authorized to Draw and Power of Attorney
4.2.22      Conflicts of Interest
4.2.26      Description of the Year 2000 Compliance Program, the Progress
            in meeting the Scheduled Goals, and a List of Software and Hardware Items not Year 2000 Compliant
4.2.27      Regulatory Compliance


The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.